EXHIBIT 4.3

THE NIELSEN COMPANY

SAVINGS PLAN

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PLAN DOCUMENT

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Effective Date: January 1, 2006

Amended and Restated: January 1, 2010

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Section		Page
2.68	Trust Fund	21
2.69	Trustees	22
2.70	USERRA and HEART	22
2.71	Valuation Date	22
2.72	Vested	22
2.73	Vesting Service	22

Article III

Eligibility, Enrollment and Participation

3.01	Eligibility	23
3.02	Employees Ineligible to Participate	23
3.03	Enrollment and Participation	24
3.04	Termination of Participation	25
3.05	Re-Employment After Termination of Participation	25
3.06	Change in Eligibility Classification	25
3.07	Change in Eligibility Classification: Hourly to Salaried	26

Article IV

Contributions and Allocations

4.01	Contributions	27
4.02	Allocation of Contribution	28
4.03	Regulations for Compensation Reduction Contributions	30
4.04	Regulations for After-tax Contributions	31
4.05	Regulations for Catch-up Contributions	32
4.06	Regulations for Roth Contributions	33
4.07	Regulations for Roth Catch-up Contributions	34
4.08	Time of Payment of Compensation Reduction Contributions, Catch-up Contributions, Roth Contributions, Roth Catch-up Contributions, After-tax Contributions, Additional Employer Contributions and Qualified Employer Profit Sharing Contributions	37
4.09	Time of Payment of Employer Matching Contributions and Employee Profit Sharing Contributions	37
4.10	Prohibition Against Assets Returning to Employer	37
4.11	Profits Not Required	38
4.12	Forfeiture	38

Section		Page
Article V

Participant Accounts
5.01	Separate Accounts	39
5.02	Valuation of Separate Accounts	39
5.03	Assumption of Risk by Participant	39
5.04	Election of Investment Fund	39
5.05	Change in Investment Election	40
5.06	Investment Funds	41

Article VI

Limitation on Contributions

6.01	Maximum Amount of Compensation Reduction Contributions and Roth Contributions	42
6.02	Distribution of Excess Compensation Reduction Contributions	42
6.03	Average Actual Deferral Percentage Test	44
6.04	Special Rules: Actual Deferral Percentage and Prior Plan Year Average Actual Deferral Percentage	46
6.05	Action to Be Taken If Tests Are Not Satisfied	48
6.06	Average Contribution Percentage Test and Prior Plan Year Average Contribution Percentage	51
6.07	Special Rules: Contribution Percentage	53
6.08	Excess Aggregate Contributions: Action to be Taken If Tests are Not Satisfied	54
6.09	Annual Addition Limitation	57

Article VII

Vesting

7.01	Compensation Reduction Contributions, Catch-up Contributions, Roth Contributions, Roth Catch-up Contributions, Employee After-tax Contributions and Qualified Employer Profit Sharing Contributions	59
7.02	Employer Matching Contributions, Additional Employer Contributions and Employer Profit Sharing Contributions	59
7.03	Re-Employment After One-Year Period of Severance	63
7.04	Termination and Re-Employment Before a One-Year Period of Severance	64

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Section		Page
Article XII

Loans

12.01	Availability of Loans	81
12.02	General Requirements	81
12.03	Specific Requirements	81
12.04	Collateral, Interest and Repayment	82

Article XIII

Amendment, Termination or Merger

13.01	Amendment of Plan	85
13.02	Termination of Plan	86
13.03	Merger, Consolidation or Transfer	86

Article XIV

Top Heavy Provisions

14.01	Applicability of Top Heavy Provisions	87
14.02	Definitions	87
14.03	Minimum Benefit Requirements	90
14.04	General	91
14.05	Accelerated Vesting	92

Article XV

Administration of the Plan

15.01	Authority	94
15.02	Expenses of the Plan	94
15.03	Plan Administrator	95
15.04	Claims Procedure	95
15.05	Indemnification	97
15.06	Trust Fund	97

Article XVI

Miscellaneous Provisions

16.01	Employees’ Plan	98
16.02	Additional Limitations on Liability	98
16.03	General Undertaking	98
16.04	Assignment of Benefits	98

THE NIELSEN COMPANY

SAVINGS PLAN

On December 31, 2005, the VNU 401(k) Savings Plan, in a spin out merger, transferred all the assets and liabilities of all active Hourly Employees and identifiable terminated vested Hourly Employees with the exception of employees and former employees of Scarborough Research to this Plan. All active Hourly Employees whose assets and liabilities were transferred to this Plan shall participate immediately in the Plan on January 1, 2006.

The Nielsen Company Savings Plan was restated effective January 1, 2007 and January 1, 2010.

Effective January 1, 2010, TNC (US) Holdings, Inc., again hereby amends and restates in its entirety this 401(k) Plan covering the Employees of the Employer who actively perform an Hour of Service on or after January 1, 2010. Employees who do not actively perform an Hour of Service on or after January 1, 2010 will be covered by the provisions of the Plan prior to amendment and restatement unless the context clearly indicated otherwise or an earlier effective date is given.

Article I

Name, Effective Date and Purpose

Section 1.01 — Name

The name of the Plan is the “The Nielsen Company Savings Plan,” hereinafter referred to as the “Plan.”

Section 1.02 — Effective Date

The original effective date of the Plan is January 1, 2006. The effective date of this restatement is January 1, 2010.

Section 1.03 — Purpose

The purpose of the Plan is to establish a systematic tax-qualified program for encouraging savings by eligible Employees of the Employer in order to provide for future contingencies and/or as a supplemental source of retirement income.

Section 1.04 — Type of Plan

This Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code and includes a salary reduction feature intended to comply with the requirements of Section 401(k) of the Code, an Employer matching feature and Employee after-tax feature that are intended to comply with the requirements of Section 401(m) of the Code, a Roth contribution feature intended to comply with Section 402A of the Code, a Roth Catch-up Contribution feature that is intended to comply with Sections 402A and 414(v) of the Code and a Catch-up Contribution feature that is intended to comply with Section 414(v) of the Code.

Article II

Definitions

The following words or phrases whenever used in this Plan shall have the following meanings unless the context clearly demands otherwise:

Section 2.01 — Account or Participant’s Account

Shall mean the sum of all the Participant’s individual Sub Accounts, including earnings and losses thereon, plus the balance of any outstanding loans.

Section 2.02 – Additional Employer Contribution

Shall mean the amount contributed by the Employer, effective September 1, 2006, pursuant to Section 4.01(g).

Section 2.03 — Adjustment Factor

Shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

Section 2.04 — Affiliated Employer

Shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) and which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

Section 2.05 — Annuity Starting Date

Shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

Section 2.06 — Appropriate Request

Shall mean a request by a Participant in the form and manner provided by the Sponsoring Employer that is appropriate for the intended purpose. If the Sponsoring Employer and the Plan’s recordkeeper so agree, an Appropriate Request may be executed over the telephone or internet. To constitute an Appropriate Request, such request must be completed correctly and, if required to be in writing, duly executed and delivered to the Sponsoring Employer or its designated representative.

Section 2.07 — Beneficiary

Shall mean the Beneficiary or Beneficiaries entitled to any benefits under a Participant’s Account, as described in Section 9.01, upon the death of a Participant or a Beneficiary.

Section 2.08 — Board

Shall mean the Board of Directors of the Sponsoring Employer, except that any action authorized to be taken by the Board hereunder may also be taken by a duly authorized committee of the Board or the duly authorized delegees of such duly authorized committee.

Section 2.09 — Code

Shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 2.10 — Catch-up Contributions

Shall mean the amount contributed to the Plan pursuant to Section 4.01(e).

Section 2.11 — Catch-up Contribution Election

Shall mean an Appropriate Request designating the amount by which the Participant’s Compensation shall be reduced in accordance with Section 4.01(e) of the Plan.

Section 2.12 — Compensation

Shall mean only the following items of compensation paid to an Employee by the Employer through the last day paid as recorded on the Employer’s payroll system for a Plan Year: base salary, quarterly bonuses, annual bonuses, commissions, overtime pay and shift pay, plus any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 132(f) and 401(k) of the Code. Effective for Compensation earned by an Employee on or after January 1, 2009, Compensation shall include differential pay provided to a Participant performing qualified military service in accordance with Section 414(u) of the Code. Effective with that date, differential pay as described in Section 414(u) of the Code shall count for applicable statutory limitations under the Code. The following shall be illustrative but not all encompassing of items of compensation excluded from the definition of Compensation:

(a)	Reimbursements, expense allowances, and taxable fringe benefits;

(b)	Section 911 of the Code earned income;

(c)	Deductible moving expense;

(d)	Non-qualified stock options taxable at time of grant or exercise;

(e)	Vesting in Section 83 of the Code property;

(f)	Disqualifying dispositions of qualified stock options;

(g)	Imputed income, including taxable group term life insurance;

(h)	Deferral of and/or receipt of deferred compensation;

(i)	Bonuses paid under long-term compensation plans;

(j)	Salary continuation and severance payments;

(k)	Bonuses and similar forms of Compensation received after an Employee has terminated employment; and

(l)	Compensation received by a Participant who is not employed at the time of payment by the Employer or an Affiliated Employer who is part of the U.S. payroll.

For purposes of Sections 4.02, 6.03, and Section 6.06, Compensation shall be considered for the period an Employee is eligible to participate in the Plan without regard to Section 10.02.

This Plan shall not consider a Participant’s Compensation for any Plan Year in excess of the Section 401(a)(17) Limitation.

Section 2.13 — Compensation Reduction Contributions

Shall mean the amount contributed pre-tax to the Plan pursuant to Section 4.01(a).

Section 2.14 — Compensation Reduction Contribution Election

Shall mean an Appropriate Request designating the amount by which a Participant’s Compensation shall be deducted in accordance with Section 4.02(a) of the Plan.

Section 2.15 — Disability

Shall mean a physical or mental condition of a Participant which will qualify him for either benefits under his Employer’s long-term disability plan or Social Security disability benefits.

Section 2.16 — Eligibility Computation Period

Shall mean the twelve (12) consecutive month period beginning on the Participant’s Date of Employment and each anniversary thereof, provided however, that if the Employee is not credited with 1,000 or more Hours of Service in the initial period, the Eligibility Computation Period shall be the Plan Year beginning with the Plan Year beginning in the initial Eligibility Computation Period and each Plan Year thereafter.

Section 2.17 — Employee

Shall mean any person who is receiving compensation for personal services rendered in the employment of the Employer and shall include Leased Employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such Leased Employees constitute less than twenty percent of the Employer’s non-highly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, the term Employee shall not include those Leased Employees covered by a plan described in Section 414(n)(5)(B) of the Code. Employee shall not mean any person designated as an independent contractor by the Employer.

Section 2.18 — Employee After-tax Contributions

Shall mean the amount contributed to the Plan pursuant to Section 4.01(f).

Section 2.19 — Employer

Shall mean TNC (US) Holdings, Inc, any Affiliated Employer and any employer who is not an Affiliated Employer, but who is owned in part by the Sponsoring Employer or an Affiliated Employer which, with the approval of the Board of Directors of the Sponsoring Employer and subject to such consideration as the Board of Directors may impose, adopts this Plan and any successor or successors of any of these entities by merger, purchase or otherwise which shall adopt this Plan.

In determining Hours of Service for purposes of determining an Employee’s eligibility to participate under the Plan, for vesting of benefits, in determining whether the Plan is Top-Heavy under Section 416 of the Code, in determining highly compensated employees under Section 414(q) of the Code, and in determining the limitation on annual additions under Section 415 of the Code, the term Employer shall include any Affiliated Employer. For all purposes under the Plan, an entity shall be included in the definition of Employer only during those periods when it was required to be classified as an Affiliated Employer under the Code unless it is treated differently by explicit reference elsewhere in the Plan. In applying the limitations of Section 415 of the Code, the definition of Affiliated Employer (and accordingly the definition of Employer) shall be modified by Section 415(h) of the Code.

In determining Hours of Service for purposes of determining an Employee’s eligibility to participate under the Plan and for vesting of benefits, the term Employer shall include any Employer who has adopted the Plan and who is not the Sponsoring Employer or an Affiliated Employer.

Section 2.20 — Employer Contributions Withdrawal Account

Shall mean only employer matching contributions (including ESOP contributions), and any employer contributions transferred from the Profit Participation Plan of The Dun and Bradstreet Corporation to a Merged Plan and any earnings thereon all of which were transferred to this Plan as a result of the merger on December 31, 2002 and which may be withdrawn in accordance with Section 10.06.

Section 2.21 — Employer Matching Contributions

Shall mean the amount contributed by the Employer pursuant to Section 4.01(b).

Section 2.22 — Employer Profit Sharing Contribution

Shall mean contributions made in accordance with Section 4.01(c).

Section 2.23 — Employment Year

Shall mean a twelve (12) month period commencing with the Employee’s most recent Date of Employment with the Employer or any anniversary thereof.

Section 2.24 — Entry Date

Shall have the following meaning:

(a)	For a Full-time Employee, his date of hire; and

(b)	For a Part-time Employee it shall be the first day immediately after the first Eligibility Computation Period during which such Employee completes 1,000 Hours of Service.

(c)	For an Employee of the National Research Group, Inc. who is classified as a recruiter, it shall be the earlier of:

(1)	The first day of January of any year, if the Employee earns at least $14,000 between the twelve (12) month period ending July 31st of the previous calendar year; or

(2)	The first day immediately after the Eligibility Computation Period during which the Employee completes 1, 000 Hours of Service.

Section 2.25 — ERISA

Shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 2.26 — Excess Aggregate Contribution

Shall mean with respect to any Plan Year the excess of the aggregate amount of Employer Matching Contributions and Employee After-tax Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 6.06 of the Plan determined by reducing Employer Matching Contributions and Employee After-tax Contributions pursuant to Section 6.08(b) of the Plan.

Section 2.27 — Excess Compensation Reduction Contribution

Shall mean the excess of an individual’s Compensation Reduction Contributions and/or Roth Contributions which exceeds the applicable limit under Section 402(g)(1) of the Code for the taxable year.

Section 2.28 — Excess Contribution

Shall mean with respect to any Plan Year the excess of the aggregate amount of Compensation Reduction Contributions and/or Roth Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 6.03 of the Plan determined by reducing Compensation Reduction Contributions and/or Roth Contributions pursuant to Section 6.05(b) of the Plan.

Section 2.29 — Fiduciary

Shall mean any person who: (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has any authority or responsibility to do so; or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

Section 2.30 — Fiscal Year

Shall mean the twelve (12) month period commencing January 1 and ending on the following December 31.

Section 2.31 — Forfeiture

Shall mean that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:

(a)	the distribution of the entire Vested portion of a Participant’s Account; or

(b)	the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance.

Section 2.32 — Former Participant

Shall mean a person who has been a Participant but who ceased to be a Participant for any reason

Section 2.33 — Full-time Employee

Shall mean an Employee who is scheduled to work on a full-time basis determined by the standards established by the locations at which the Employee is employed.

Section 2.34 — Highly Compensated Employee

Shall mean an Employee who is (a) a five percent (5%) owner (as described in Section 416(i)(l)(B) of the Code) in either the current Plan Year or prior Plan Year, or (b) received Testing Compensation from the Employer in excess of $110,000, as indexed pursuant to Section 414(q)(l)(B) of the Code, in the prior Plan Year. The Employer elects that the group of Employees determined to be Highly Compensated Employees be limited to the top paid group.

For purposes of this section, the top paid group shall mean the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of Compensation received from the Employer during such year. For purposes of determining the top paid group, if applicable, the following Employees should be excluded:

(a)	Employees with less than six (6) months of service as of the end of the Plan Year;

(b)	Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

(c)	Employees who normally work during less than six (6) months during any year;

(d)	Employees who have not yet attained age twenty-one (21) as of the end of the Plan Year; and

(e)	Employees who are non-resident aliens and who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer constituting United States source income within the meaning of Section 861(a)(3) of the Code.

Section 2.35 — Hourly Employee

Shall mean an Employee who is compensated on an hourly basis.

Section 2.36 — Hour or Hour of Service

For purposes of computing Hours for eligibility to participate in the Plan, shall mean each Hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties or for reasons other than for the performance of duties for the Plan Years or periods in which the duties were or would have otherwise been performed, including each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer, computed for the Plan Years or periods to which the award or agreement pertains. The foregoing notwithstanding, Hours of Service to be credited to an Employee with respect to a pay period of no more than thirty-one (31) days will be credited to the Plan Year in which payment with respect to such period is made. Hours shall not be credited on account of any period during which an Employee does not perform any duties and receives payment solely for purposes of complying with unemployment compensation, Workers’ Compensation, or disability insurance laws. Hours shall be computed in accordance with the Department of Labor Regulation §2530.200b-2(b) and (c).

For purposes of determining whether a Break in Service has occurred for eligibility purposes, an individual must be credited with service up to a total of 501 Hours for certain periods of absence from work commencing on or after January 1, 1985. This rule applies to an individual who is absent from work for maternity or paternity reasons as follows:

(a)	by reason of the pregnancy of the individual;

(b)	by reason of the birth of a child of the individual;

(c)	by reason of the placement of a child in connection with the adoption of the child by the individual; or

(d)	for purposes of caring for the child during the period immediately following the birth or placement for adoption.

The Hours of Service required to be credited under this provision must be credited only: (i) in the Plan Year in which the absence begins for one of the permitted reasons if the crediting is necessary to prevent a Break in Service in that year or if the Employee already has 501 Hours in such year; or (ii) in the following Plan Year. If the absence from work is not an approved leave of absence, credit will not be granted during such absence unless the Employee informs the Employer on a timely basis that the leave was taken for one of the permitted reasons listed above.

For purposes of eligibility, a Break in Service shall mean an Eligibility Computation Period during which the Employee failed to receive credit for more than 500 Hours.

To the extent required by Federal law, if an Employee leaves the employ of the Employer to enter the military service of the United States and, upon his release from service, is reemployed by the Employer at a time when his reemployment rights are protected by Federal law, the Employee shall be considered to have been employed by the Employer during his period of military service and shall be credited with an Hour for each hour during which he would have performed work for the Employer but for his military service.

To the extent required by Federal Law, an approved leave of absence under the Family and Medical Leave Act of 1993 will not cause a Participant to have a Break in Service.

For purposes of computing Hours for purposes of vesting in the Plan, shall mean each Hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Employer (as defined in Section 29 CFR 2530.200b-1 or such other regulations as may be issued by the Department of Labor).

A full-time Employee of the Employer will receive one hundred ninety (190) Hours of Service for each month for which he is credited with one (1) Hour of Service.

An Employee who is a Part-time Employee of National Research Group, Inc. and who is classified as a recruiter will receive ten (10) Hours of Service for each day for which he is credited with one (1) Hour of Service.

Section 2.37 — Investment Committee

Shall mean the Investment Committee appointed from time to time by TNC (US) Holdings, Inc.

Section 2.38 — Investment Funds

Shall mean the funds as described in Section 5.06.

Section 2.39 — Leased Employee

Shall mean any person who provides services to the Employer if:

(a)	such services are provided pursuant to an agreement between the Employer and any other person;

(b)	such person has performed such services for the Employer (or the Employer and related persons) on a substantially full-time basis for a period of at least one (1) year; and

(c)	such services are performed under the primary direction or control of the Employer.

Service as a Leased Employee shall count as service for purposes of eligibility and vesting under the Plan.

Section 2.40 — Limitation Year

Shall mean the Plan Year.

Section 2.41 — Married Participant

Shall mean a Participant who is lawfully married.

Section 2.42 — Merged Plan

Shall mean the Business Media 401(k) Retirement Savings Plan, the SRDS Profit Sharing and Savings Plan, the Nielsen Media Research, Inc. Savings Plan, the ACNielsen Corporation Savings Plan and the ACNielsen BASES 401(k) Plan, all of which were merged into this Plan on December 31, 2002.

Section 2.43 — Non-highly Compensated Employee

Shall mean an Employee who is not a Highly Compensated Employee.

Section 2.44 — Normal Retirement Age

Shall mean a Participant’s sixty-fifth (65th) birthday. An Employee shall be one hundred percent (100%) Vested in his Participant Account upon attainment of his Normal Retirement Age.

Section 2.45 — One-Year Period of Severance

Shall mean a twelve (12) consecutive month period beginning on a Severance From Service Date and ending on the first anniversary of such date, provided the Employee is not credited with an Hour of Service for the performance of duties for an Employer during such period.

Section 2.46 — Participant

Shall mean any Employee who becomes a Participant pursuant to Article III and continues to be entitled to any benefits under the Plan.

Section 2.47 — Participant’s Rollover Account

Shall mean a Sub Account established pursuant to Section 11.01 of the Plan.

Section 2.48 — Part-time Employee

Shall mean an Employee who is not a Full-time Employee.

Section 2.49 — Period of Service

Shall mean a Period of Service commencing on an Employee’s Date of Employment or Reemployment Commencement Date, whichever is applicable, and ending on his Severance From Service Date. All Periods of Service shall be aggregated on a uniform and consistent basis.

If an Employee severs from service by reason of a quit, discharge, or retirement and the Employee then performs an Hour of Service within twelve (12) months of the Severance From Service Date, then such period of severance shall be taken into account for purposes of vesting.

Notwithstanding the preceding paragraph of this section, if an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service of twelve (12) months or less (such absence being for any reason other than a quit, discharge, retirement, or death), and if such Employee then performs an Hour of Service within twelve (12) months of the date on which the Employee was first absent from service, then such Period of Severance shall be taken into account for purposes of vesting.

An Employee’s service with an entity listed below prior to its acquisition by the Employer shall be treated as Periods of Service under the Plan:

(a)	Decisions Made Easy, Inc.

(b)	Beverage Data Networks Company, LLC

(c)	Radio & Records, Inc.

(d)	The Modeling Group, LLC

(e)	NetRatings, Inc.

(f)	BuzzMetrics, Inc.

(g)	Telephia, Inc.

(h)	Intermedia Advertising Group

(i)	Cambridge Group, Inc.

(j)	@Futures L.L.C; and

(k)	GlanceGuide, Inc.

Section 2.50 — Period of Severance

The period of time commencing on an Employee’s Severance From Service Date and ending on the date on which the Employee again performs an Hour of Service for an Employer.

Section 2.51 — Plan

Shall mean The Nielsen Company Savings Plan.

Section 2.52 — Plan Administrator

Shall mean the individual or entity designated in Section 15.01 of the Plan.

Section 2.53 — Plan Year

Shall mean the twelve (12) month period commencing January 1 and ending on the following December 31.

Section 2.54 — Qualified Employer Profit Sharing Contribution

Shall mean a contribution made in accordance with Section 4.01(d); allocated pursuant to Section 4.02(d); subject to the vesting rules of Section 7.01; subject to the withdrawal rules of Section 10.01; and meeting the conditions of Treasury Regulations Section 1.401(k)-1(b)(5).

Section 2.55 — Re-Employment Commencement Date

Shall mean the first day following a One-Year Period of Severance in which an Employee is credited with an Hour of Service for the performance of duties for an Employer.

Section 2.56 — Rollover Contributions

Shall mean contributions made to the Plan in accordance with Article XI of the Plan.

Section 2.57 — Roth Catch-up Contribution

Shall mean the amount contributed to the Plan pursuant to Section 4.02(i) of the Plan.

Section 2.58 — Roth Catch-up Contribution Election

Shall mean an Appropriate Request designating the amount by which the Participant’s Compensation shall be deducted in accordance with Section 4.01(i) of the Plan.

Section 2.59 — Roth Contributions

Shall mean the amount contributed to the Plan pursuant to Section 4.02(h) of the Plan.

Section 2.60 — Roth Contribution Election

Shall mean a written direction, in the form prescribed by the Administrator, designating the amount by which the Participant’s Compensation shall be deducted in accordance with Section 4.01(h) of the Plan.

Section 2.61 —Salaried Employee

Shall mean an Employee who receives a salary and is not compensated on an hourly or piece work basis.

Section 2.62 — Section 401(a)(17) Limitation

Shall mean for the Plan Years beginning after December 31, 2008, $245,000 as indexed by Section 401(a)(17)(B) of the Code.

Section 2.63 — Severance From Service Date

Shall mean the earlier of:

(a)	The date on which an Employee quits, retires, is discharged, or dies; or

(b) (1)	The first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or lay-off;

(2)	The second anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with an Employer by reason of pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or the need to care for such Employee’s child during the period immediately following such child’s birth or placement.

For a Participant who is absent from service on account of pregnancy, the birth of the Employee’s child, child placement or child care, the period between the first anniversary of the first day of the absence and the second anniversary of the first day of the absence is neither a Period of Service nor a Period of Severance.

Section 2.64 — Sponsoring Employer

Shall mean TNC (US) Holdings, Inc

Section 2.65 — Sub Account

Shall mean any of the following Accounts: Catch-up Contributions Account; Compensation Reduction Contribution Account; Employer Matching Contribution Account; Qualified Employer Profit Sharing Contribution Account; Employer Profit Sharing Contribution Account; Employee After-tax Contribution Account; Employer Contributions Withdrawal Account; ITT Transfer Contributions Account; Participant’s Rollover Account; Roth Contribution Account; Roth Catch-up Contribution Account; and any other or fewer accounts deemed administratively desirable or necessary by the Plan’s recordkeeper.

Section 2.66 — Testing Compensation

Shall mean the total compensation paid to an Employee by the Employer during any calendar year as reported on Internal Revenue Service Form W-2, Box-1 or such successor box which describes “wages, tips, other compensation” plus any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 132(f), 401(k) and 401(h) of the Code. Effective for Compensation earned on or after January 1, 2009. Compensation shall include differential pay provided to a Participant performing qualified military service in accordance with Section 414(u) of the Code.

Testing Compensation shall not include any compensation paid after the Participant’s severance from employment with the Employer, except to the extent that the compensation is paid by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the date of severance from employment, the compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential, commissions, bonuses or other similar payments), and the compensation would have been paid to the Employee prior to severance form employment if the Employee had continued in employment with the Employer. Compensation shall include payment for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued and the compensation would have been included in compensation under the Plan if paid prior to severance from employment.

For purpose of Sections 6.03 and 6.06, Testing Compensation shall be considered for the period an Employee is eligible to participate in the Plan without regard for Section 10.02 of the Plan.

For each Plan Year, Testing Compensation shall be limited by the Section 401(a)(17) Limitation.

Section 2.67 — Trust

Shall mean the legal entity or entities resulting from the trust agreement or agreements between the Employer and the Trustees who receive the contributions of the Employer and hold, invest and disburse funds to or for the benefit of the Participants and their Beneficiaries.

Section 2.68 — Trust Fund

Shall mean the total of contributions made to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust and Plan. The Trust Fund shall include all assets acquired by investment and reinvestment which are held in the Trust by the Trustees.

Section 2.69— Trustees

Shall mean the party or parties, individual or corporate, named in the trust agreement or agreements executed by the Employer and the Trustees and any duly appointed additional or successor Trustee or Trustees acting hereunder.

Section 2.70 — USERRA and HEART

Shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994.

Shall mean the Heroes Earnings Assistance and Relief Tax Act of 2008.

Section 2.71 — Valuation Date

Shall mean each business day of the Plan Year.

Section 2.72 — Vested

Shall mean the portion of a Participant’s Account which is non-forfeitable.

Section 2.73 — Vesting Service

Shall mean the sum of the Employee’s Periods of Service and any Period of Severance of a duration of less than twelve (12) months. For this purpose, twelve (12) months shall equal one (1) Year of Vesting Service. Vesting Service shall be computed in 1/12ths of a year, with a full month being granted for each completed or partial calendar month.

In no instance shall a Participant who performed an Hour of Service during the 2002 Plan Year as a participant in a Merged Plan be credited with less Vesting Service than such Participant would be entitled to under IRC Reg. §1.410(a)-7(g).

Article III

Eligibility, Enrollment and Participation

Section 3.01 — Eligibility

Each Employee who was a Participant of the Plan on December 31, 2010 shall continue to be a Participant for all purposes of the Plan. Each other Employee of the Employer shall automatically become a Participant of the Plan for all purposes on his Entry Date.

An Employee shall participate for purposes of Compensation Reduction Contributions, Catch-up Contributions, Roth Contributions, Roth Catch-up Contributions and After-tax Contributions as of the next payroll period which is administratively practicable following his Entry Date.

Section 3.02 — Employees Ineligible to Participate

The following Employees shall not be eligible to participate in the Plan:

(a)	Salaried Employees;

(b)	Leased Employees;

(c)	Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be collectively bargained between employee representatives and one or more Employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer or Employers. Notwithstanding, such employee representatives may bargain for participation of collectively bargained employees in this Plan and the participation of any such unit shall be evidenced by the collectively bargained agreement and by Plan amendment to Section 3.01;

(d)	Management trainees from any foreign affiliate of TNC (US) Holdings, Inc. who are seconded to a Sponsoring Employer or an Employer and any other seconded Employee who is covered by a defined contribution plan sponsored by any foreign affiliate thereof;

(e)	Employees who are nonresident aliens who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States;

(f)	Individuals who have employment contracts which exclude participation in the Plan; and

(g)	Individuals who are classified as “Independent Contractors” or “Consultants” by the Employer, regardless of such individuals’ classification by the Internal Revenue Service for tax withholding purposes.

Section 3.03 — Enrollment and Participation

To participate in the Plan for purposes of making a Compensation Reduction Contribution, a Catch-up Contribution, a Roth Contribution, a Roth Catch-up Contribution, or After-tax Contribution, an Employee must submit an Appropriate Request to the Employer. An Employee who fails to initially enroll in the Plan may enroll by submitting an Appropriate Request to the Employer at any later date. Contributions will commence by salary reduction or deduction as soon as administratively practicable after the Employer receives an Appropriate Request.

Each Employee who has satisfied the eligibility criteria for participation set forth in Sections 3.01 and 3.02 of this Plan will be eligible to receive Qualified Employer Profit Sharing Contributions and/or Employer Profit Sharing Contributions if the Employer elects to make such a contribution, whether or not such Eligible Employee has elected to make a Compensation Reduction Contribution, Roth Contribution or an After-tax Contribution.

Section 3.04 — Termination of Participation

Each person who becomes a Participant shall remain a Participant so long as he remains an active Employee or maintains an Account balance. If a Participant terminates employment with no balance in his Account, he shall cease being a Participant upon his termination of employment.

Section 3.05 — Re-Employment After Termination of Participation

An Employee who had satisfied the eligibility requirements for participation in the Plan prior to termination of employment will become a Participant on the date he again becomes an Employee.

Section 3.06 — Change in Eligibility Classification

In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of the eligible class of Employees, such Employee will participate in the Plan on the earlier of (a) upon becoming a member of the eligible class of Employees if such Employee satisfied the eligibility requirements of Section 3.01 of the Plan and would have otherwise previously become a Participant or (b) upon meeting the eligibility requirements of Section 3.01 of the Plan. If the Employee met the eligibility requirements while in an ineligible class, participation shall be immediate upon becoming a member of the eligible class.

Section 3.07 — Change in Eligibility Classification: Hourly to Salaried

Notwithstanding anything in the Plan to the contrary, an Employee whose change in eligible class of Employees is a result of changing from a Hourly Employee to a Salaried Employee shall remain in this Plan for the balance of the Plan Year. If the Participant’s eligibility status does not change again before the end of the Plan Year, the Participant shall enter The Nielsen Company 401(k) Savings Plan on the first day of January immediately following their change in status. Such Participant’s Account shall be transferred to The Nielsen Company 401(k) Savings Plan as soon as practicable after the Participant’s entry into that Plan.

Article IV

Contributions and Allocations

Section 4.01 — Contributions

Contributions to the Plan shall consist of the following:

(a)	Compensation Reduction Contributions which shall be any contribution made through payroll reduction by the Employee to a Participant’s Account pursuant to a Compensation Reduction Election other than a Catch-up Contribution;

(b)	Employer Matching Contributions which shall be discretionary contributions to a Participant’s Account based on an Employee’s Compensation Reduction Contributions and/or Roth Contributions;

(c)	Employer Profit Sharing Contributions which shall be a discretionary contribution made to a Participant’s Account regardless of whether a Participant made Compensation Reduction Contributions;

(d)	Qualified Employer Profit Sharing Contributions which shall be a discretionary contribution made to the Participant’s Account regardless of whether a Participant made Compensation Reduction Contributions;

(e)	Catch-up Contributions which shall be any contribution to the Plan made through payroll reduction by a Participant who is eligible by reason of Section 4.05(a) of the Plan other than a Compensation Reduction Contribution;

(f)	After-tax Contributions which shall be any contribution made to the Plan through a payroll deduction by the Participant;

(g)	Additional Employer Contributions were first made as additional discretionary contributions effective September 1, 2006, to a Participant’s Account regardless of whether a Participant made Compensation Reduction Contributions. Additional Employer Contributions were suspended June 8, 2009;

(h)	Roth Contributions which are contributions by the Employee made by payroll deduction in accordance with this Article IV to a Participant’s Account pursuant to a Roth Contribution Election; and

(i)	Roth Catch-up Contributions which are contributions made by payroll deduction in accordance with this Article IV to a Participant’s Account pursuant to a Catch-up Election.

Section 4.02 — Allocation of Contribution

The recordkeeper shall establish and maintain the appropriate Sub Accounts in the name of each Participant to which the recordkeeper shall credit all amounts allocated to each Participant as hereafter set forth:

(a)	To each Participant’s Compensation Reduction Contribution Account, an amount equal to the amount of each Participant’s Compensation Reduction Contributions;

(b)	To each Participant’s Employer Matching Contribution Account, an amount equal to fifty percent (50%) of the Participant’s Compensation Reduction Contributions and/or Roth Contributions, not to exceed three percent (3%) of the Participant’s Compensation. Employer Matching Contributions shall be remitted to the Trustee on a payroll basis in the same manner and timing as Compensation Reduction Contributions;

(c)	To each Participant’s Employer Profit Sharing Account, an amount in the same proportion that each Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year;

(d)	To each Qualified Employer Profit Sharing Account of a Participant who is a Non-highly Compensated Employee an amount in the same proportion that each such Non-highly Compensated Employee’s Compensation for the Plan Year bears to the total Compensation of all such Non-highly Compensated Employees for such Plan Year; and

Solely for purposes of making a correction under the Employee Plans Compliance Resolution System, the Employer may make a Qualified Employer Profit Sharing Contribution to a Highly Compensated Employee and/or a Non-highly Compensated Employee in an amount necessary to make the requisite correction;

(e)	To each Participant’s Catch-up Contribution Account, an amount equal to such Participant’s Catch-up Contribution;

(f)	To each Participant’s After-tax Contribution Account, an amount equal to such Participant’s After-tax Contribution;

(g)	To each Participant’s Additional Employer Contribution Account, a discretionary amount, which as of September 1, 2006, is intended to be equal to one percent (1%) of the Participant’s Compensation;

(h)	To each Participant’s Roth Contribution Account an amount equal to the amount of each Participant’s Roth Contributions. Roth Contributions shall be remitted to the Trustee on a payroll basis in the same manner and timing as Compensation Reduction Contributions; and

(i)	To each Participant’s Roth Catch-up Contribution Account, an amount equal to the amount of each Participant’s Roth Catch-up Contributions. Roth Catch-up Contributions shall be remitted to the Trustee on a payroll basis in the same manner and timing as Compensation Reduction Contributions.

However, a Participant who terminated during the Plan Year shall not share in the allocation of Employer Profit Sharing Contributions or the Qualified Employer Profit Sharing Contributions.

Section 4.03 — Regulations for Compensation Reduction Contributions

(a)	Each Employee who is eligible pursuant to Section 3.01 may elect to make a Compensation Reduction Contribution Election by giving an Appropriate Request to the Employer which shall be in increments of not less than one percent (1%) or greater than fifty percent (50%) of the Participant’s Compensation. The fifty percent (50%) shall be reduced by any Participant’s After-tax Contributions and Roth Contributions;

(b)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his Compensation Reduction Contribution Election within the limits established by the preceding paragraph. The change will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer;

(c)	A Participant may cease his Compensation Reduction Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll reductions effective as soon as administratively possible after receipt of the Appropriate Request. The Participant may execute a new Compensation Reduction Contribution Election at any time following the cessation of his Compensation Reduction Contribution. Any new Compensation Reduction Contribution Election shall be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer; and

(d)	A Participant shall be able to make Compensation Reduction Contributions and Roth Contributions at the same time.

Section 4.04 — Regulations for After-tax Contributions

(a)	Each Employee who is eligible pursuant to Section 3.01 may elect to make an After-tax Contribution election by giving an Appropriate Request to the Employer which shall be in increments of not less than one percent (1%) or greater than fifty percent (50%) of the Participant’s Compensation. The fifty percent (50%) shall be reduced by any Participant’s Compensation Reduction Contributions and Roth Contributions;

(b)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his After-tax Contribution within the limits established by the preceding paragraph. The change will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer; and

(c)	A Participant may cease his After-tax Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll deductions effective as soon as administratively possible after receipt of the Appropriate Request. The Participant may execute a new After-tax Contribution election at any time following the cessation of his After-tax Contribution. Any new After-tax Contribution election shall be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer.

Section 4.05 — Regulations for Catch-up Contributions

(a)	All Participants who will attain age fifty (50) during a calendar year will be eligible to make Catch-up Contributions effective as of the first day of the calendar year. Catch-up Contributions shall be made in accordance with and subject to the limitations of Section 414(v) of the Code;

(b)	In order to make a Catch-up Contribution while also making a Compensation Reduction Contribution and/or Roth Contributions, the Participant must be making Compensation Reduction Contributions and/or Roth Contributions of at least six percent (6%) of Compensation. If a Participant is not making Compensation Reduction Contributions and/or Roth Contributions in order to make Catch-up Contributions, he must have already reached the Section 402(g) of the Code limitation for that year;

(c)	Catch-up Contributions will not receive an Employer Matching Contribution;

(d)	Such Catch-up Contributions shall not be taken into account for purposes of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions;

(e)	Each Participant who is eligible pursuant to Section 4.05(a) may elect to make a Catch-up Contribution Election by giving the Appropriate Request to the Employer which shall be in increments of not less than one percent (1%) or greater than fifty (50%) of the Participant’s Compensation. The fifty percent (50%) shall be reduced by the Participant’s Roth Catch-up Contribution;

(f)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his Catch-up Contribution Election within the limits established by the preceding paragraph. The change will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer; and

(g)	A Participant may cease his Catch-up Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll reductions effective as soon as administratively possible after receipt of the Appropriate Request. The Participant may execute a new Catch-up Contribution Election at any time following the cessation of his Catch-up Contribution. Any new Catch-up Contribution Election shall be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer.

Section 4.06 — Regulations for Roth Contributions

(a)	Each Employee who is eligible to participate pursuant to Section 3.01 may elect to make a Roth Contribution Election which shall be in increments of not less than one percent (1%) or greater than fifty percent (50%) of the Participant’s Compensation. The fifty percent (50%) shall be reduced by any Compensation Reduction Contributions and After-tax Contributions;

(b)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his Roth Contribution Election within the limits established by the preceding paragraph. The change will be effective as soon as practicable following the date the Appropriate Request was received by the Employer;

(c)	A Participant may cease his Roth Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll reductions as soon as administratively practicable after receipt of the Appropriate Request. The Participant may execute a new Roth Contribution Election at any time following the cessation of his Roth Contributions. Any new Roth Contribution Election will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer;

(d)	A Participant may elect to make Compensation Reduction Contributions and Roth Contributions at the same time;

(e)	The Roth Contributions Sub Account shall have allocated gains and losses attributable to the Roth Contributions allocated to said Sub Account. No other Plan contributions or gains or losses attributable to any other Sub Account can be allocated to the Roth Contribution Sub Account; and

(f)	Roth Contributions must be irrevocably designated at the time of contributions as Roth Contributions and are being made in lieu of all or part of a Compensation Reduction Contribution that a Participant is otherwise eligible to make under the Plan.

Section 4.07 — Regulations for Roth Catch-up Contributions

(a)	All Participants who will attain age fifty (50) during a calendar year will be eligible to make Roth Catch-up Contributions effective as of the first day of the calendar year. Roth Catch-up Contributions individually or when combined with Catch-up Contributions shall be made in accordance with and subject to the limitations of Section 414(v) of the Code;

(b)	In order to make a Catch-up Contribution while also making a Compensation Reduction Contribution and/or Roth Contributions the Participant must be making Compensation Reduction Contributions and/or Roth Contributions of at least six percent (6%) of Compensation. If a Participant is not making Compensation Reduction Contributions and/or Roth Contributions in order to make Catch-up Contributions, he must have already reached the Section 402(g) of the Code limitation for that year;

(c)	Each Participant who is eligible pursuant to Section 4.07(a) may elect to make a Roth Catch-up Contribution Election by giving the Appropriate Request in the same percentages as permitted for Compensation Reduction Contributions;

(d)	Such Roth Catch-up Contributions shall not be taken into account for purposes of implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 410(b) or 416 of the Code, as applicable, by reason of the making of such Roth Catch-up Contributions;

(e)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his Roth Catch-up Contribution Election within the limits established by the preceding paragraph. The change will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer;

(f)	A Participant may cease his Roth Catch-up Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll reductions effective as soon as administratively possible after receipt of the Appropriate Request. The Participant may execute a new Catch-up Contribution Election at any time following the cessation of his Roth Catch-up Contribution. Any new Roth Catch-up Contribution Election shall be effective as soon as administratively practicable following the date on which the Appropriate Request was received by the Employer;

(g)	A Participant may elect to make Catch-up Contributions and Roth Catch-up Contributions at the same time;

(h)	The Roth Catch-up Contributions Sub-Account shall have allocated gains or losses attributable to the Roth Catch-up Contributions allocated soley to said Sub Account.

No other Plan contributions or gains and losses attributable to any other Sub Account can be allocated to the Roth Catch-up Contribution Sub Account; and

(i)	A Roth Catch-up Contribution must be irrevocably designated at the time of contribution as a Roth Catch-up Contribution and is made in lieu of a Compensation Reduction Contribution and/or Catch-up Contribution that a Participant is otherwise eligible to make under the Plan.

Section 4.08 — Time of Payment of Compensation Reduction Contributions, Catch-up Contributions, After-tax Contributions, Additional Employer Contributions , Roth Contributions, Roth Catch-up Contributions, and Qualified Employer Profit Sharing Contributions

The Employer shall pay to the Trustee its Compensation Reduction Contributions, Additional Employer Contributions, Catch-up Contributions, Roth Contributions, Roth Catch-up Contributions and After-tax Contributions no later than fifteen (15) business days following the month in which such collective contributions would have been payable to the Participant as compensation and shall pay its Qualified Employer Profit Sharing Contributions to the Trustee for each Fiscal Year not later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates (or within the time prescribed by regulations issued by the Secretary of the Treasury).

Section 4.09 —Time of Payment of Employer Matching Contributions and Employer Profit Sharing Contributions

The Employer shall pay to the Trustee its Employer Matching Contributions and Employer Profit Sharing Contributions to the Plan for each Fiscal Year within the time prescribed by law, including extensions of time, for the filing of the Employer’s federal income tax return for the Fiscal Year.

Section 4.10 — Prohibition Against Assets Returning to Employer

Except as provided in the following Paragraphs (a), (b) and (c), the assets of the Plan shall never inure to the benefit of an Employer, and shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries, and for defraying the reasonable expenses of administering the Plan:

(a)	In the case of an Employer contribution which in the sole opinion of the Sponsoring Employer is made by virtue of a mistake of fact, this section shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution;

(b)	An Employer contribution under this Plan is automatically conditioned upon the deductibility of the contribution under Section 404 of the Code, or any successor provision thereto. To the extent such contribution is disallowed, this section shall require the return to the Employer of such contribution (to the extent disallowed) within one (1) year after such disallowance of the deduction; and

(c)	If an Employer contribution is conditioned upon initial qualification of the Plan under Section 401(a) of the Code, or any successor provision thereto, and if the Plan does not so qualify, then this section shall not prohibit the return of such contribution to the Employer within one (1) year after the date of denial of qualification of the Plan, but only if application for qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of Treasury may prescribe.

Section 4.11 — Profits Not Required

Employer contributions to this Plan shall not be precluded because the Employer does not have current or accumulated earnings. Notwithstanding the existence of current or accumulated earnings, the Employer may determine in its sole discretion that no Additional Employer Contribution, Employer Matching Contribution, Qualified Employer Profit Sharing Contribution or Employer Profit Sharing Contribution shall be made for such Plan Year or portion thereof.

Section 4.12 — Forfeiture

Forfeitures shall be utilized to reduce the Employer Matching Contribution or defray Plan administrative expense.

Article V

Participant Accounts

Section 5.01 — Separate Accounts

The recordkeeper shall maintain a separate Account for each Participant, which Account shall reflect his interest in the Trust. Each separate account shall be comprised of the Participant’s Sub Accounts as described in Section 2.64 of the Plan.

Section 5.02 — Valuation of Separate Accounts

As of each Valuation Date, the Trustees shall adjust the previous Valuation Date’s Account balance for Contributions under Section 4.01 of the Plan, earnings, gains or losses, withdrawals, expenses, Participant loans, and additions to any other Sub Accounts in order to obtain a new Account balance.

Section 5.03 — Assumption of Risk by Participant

Each Participant (or his Beneficiary) assumes the risk in connection with any decrease in value of his separate Account, and such Account shall be the sole source of payments to be made to each Participant (or his Beneficiary) under the Plan.

Section 5.04 — Election of Investment Fund

Each Participant shall have the exclusive authority to direct the investment of his Account among the Investment Funds designated by the Employer. The Participant shall elect, by an Appropriate Request to the Employer, to have a minimum of one percent (1%) of such amounts invested in one of such Investment Funds with the balance invested, in multiples of one percent (1%), among the other such Investment Funds, such that the total of each Participant’s investment choices as allocated hereunder shall add up to one hundred percent (100%).

The Participant by an Appropriate Request shall notify the Trustee of the Participant’s initial investment selection. If a Participant fails to make an election as to the investment of his contributions, all contributions shall be placed in the Fidelity Freedom Fund which has a target date that immediately precedes or is coincident with the year of the Participant’s sixty-fifth (65th) birthday. The Participant may elect at any time by Appropriate Request to change the Investment Options to which his contributions are directed and/or to change the investments within his Account.

Section 5.05 — Change in Investment Election

A Participant shall be permitted to change the amount of his Account balance to be invested in a particular Investment Fund or Investment Funds at any time subject to the following conditions:

(a)	The Participant shall have sole responsibility for change in investment elections. The Participant shall make such change utilizing an Appropriate Request.

(b)	The Appropriate Request shall specify in multiples of one percent (1%) or even dollar amounts, as determined by the Sponsoring Employer, the Investment Fund or Investment Funds from which the withdrawal is to be made and the Investment Fund or Investment Funds which shall receive the transfer.

(c)	The change shall be effective as soon as practicable after receipt of an Appropriate Request.

Notwithstanding any other provision of this Plan, the change in the investment of a Participant’s Account shall be subject to the rules of the Investment Funds in which the Participant’s Account is invested or is to be invested.

Section 5.06 — Investment Funds

The Investment Committee, may in its sole discretion, select separate investment vehicles as it deems to be appropriate from time to time. The Plan is intended to meet the requirements of ERISA Section 404(c).

Article VI

Limitation on Contributions

Section 6.01 — Maximum Amount of Compensation Reduction Contributions and Roth Contributions

An Employee shall not be permitted to have Compensation Reduction Contributions, other elective deferrals, as defined in Treasury Regulations Section 1.402(g)-1(b) or Roth Contributions made under this Plan or in combination with any plan maintained by the Employer or an Affiliated Employer during any taxable year in excess of $16,500 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

Section 6.02 — Distribution of Excess Compensation Reduction Contributions

Notwithstanding any other provision of the Plan, Excess Compensation Reduction Contributions and income allocable thereto shall be distributed no later than each April 15 to Participants who have incurred Excess Compensation Reduction Contributions for the preceding taxable year. The Participant must make an Appropriate Request by March 1 that an Excess Compensation Reduction Contribution has been made and that he is allocating to this Plan an Excess Compensation Reduction Contribution of a specified amount. To the extent a Participant has made Excess Compensation Reduction Contributions for the taxable year, taking into account this Plan and all plans maintained by the Employer and Affiliated Employers, such Participant shall be deemed to have notified the Plan of such Excess Compensation Reduction Contributions. Any distribution of Excess Compensation Reduction Contributions under this Section shall be so designated to the Participant as a distribution of Excess Compensation Reduction Contributions.

A Participant who has made an Excess Compensation Reduction Contribution may receive a corrective distribution during the same taxable year if he makes an Appropriate Request that an Excess Compensation Reduction Contribution was made on his behalf and requests a distribution, or such Excess Compensation Reduction Contribution is made to this Plan or all plans maintained by the Employer and Affiliated Employers. If the Excess Compensation Reduction Contribution was made to only plans sponsored by the Employer and Affiliated Employers, then such Participant shall be deemed to have notified the Plan of such Excess Compensation Reduction Contribution. The corrective distribution shall be made after the date on which the Plan received the Excess Compensation Reduction Contribution.

If a Participant makes both Compensation Reduction Contributions and Roth Contributions, Compensation Reduction Contributions shall be returned prior to Roth Contributions.

The amount of Excess Compensation Reduction Contribution that may be distributed with respect to a Participant for a taxable year shall be reduced by any Excess Contribution previously distributed with respect to the Participant for the Plan Year beginning with or within the taxable year.

(a)	Excess Contributions that are to be distributed shall be reduced by any Excess Compensation Reduction Contributions previously distributed to such Highly Compensated Employee for the taxable year of the Highly Compensated Employee.

The Excess Compensation Reduction Contributions that are to be distributed shall be adjusted for income or loss. The income allocable to such Excess Compensation Reduction Contributions shall be equal to the allocable gain or loss for the Plan Year and the allocable gain or loss for the gap period (i.e.- the period after the close of the Plan Year and prior to distribution). Refund of gap period earnings shall only be applicable for the 2007 Plan Year.

The Plan may utilize any reasonable method for computing income allocable to Excess Compensation Reduction Contributions provided:

(1)	Such method does not violate Section 401(a)(4) of the Code;

(2)	Such method is used consistently for all Participants and for all corrective distributions under the Plan;

(3)	Such method is utilized by the Plan for allocating income to Participant’s Accounts; and

(4)	The income allocable to Excess Compensation Reduction Contributions is determined on a date no more than seven (7) days before the distribution. Notwithstanding the above, the Plan may utilize any alternative method of allocating Plan Year income and gap period income that is inumerated in IRS Reg. §1.401(k)– 2(b)(2)(iv).

Section 6.03 — Average Actual Deferral Percentage Test

At such intervals as it shall deem proper, the Sponsoring Employer shall review each Participant’s Compensation Reduction Election and Roth Contribution Election in order to determine that the Compensation Reduction Contributions and Roth Contributions, with respect to all Participants, satisfy one of the tests as described in either (a) or (b), below, as of the last day of the Plan Year.

(a) (1)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

(2)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(b) (1)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Actual Deferral Percentage multiplied by 1.25; or

(2)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Actual Deferral Percentage multiplied by 2, provided that the Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees does not exceed the Prior Plan Year Average Actual Deferral Percentage by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

Prior Plan Year Average Actual Deferral Percentage shall mean the Average Actual Deferral Percentage for Non-highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such Employees continue as Employees, Non-highly Compensated Employees or Participants in the applicable Plan Year.

Actual Deferral Percentage shall mean the ratio (expressed as a percentage) of the Compensation Reduction Contributions, Roth Contributions and Qualified Employer Profit Sharing Contributions made on behalf of the eligible Participant for the Plan Year to the eligible Participant’s Testing Compensation for the Plan Year.

Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the eligible Participants in the group.

For the 2006 through 2010 Plan Years, the Employer has satisfied the Average Actual Deferral Percentage Test above using the current year method in (a) above. For future Plan Years, the Employer shall continue to use the current year method in (a) above, unless it elects to change to the prior year method in (b) above pursuant to IRS Reg. § 1.401(k) – 2(c).

Section 6.04 — Special Rules: Actual Deferral Percentage and Prior Plan Year Average Actual Deferral Percentage

(a)

For purposes of this Article VI, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Compensation Reduction Contributions, Roth Contributions or Qualified Employer Profit Sharing Contributions allocated to his Account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Compensation Reduction Contributions, Roth Contributions and Qualified Employer

Profit Sharing Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more plans or arrangements described in Section 401(k) of the Code that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(b)	In the event that this Plan satisfied the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans or if one or more plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this section will be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if such plans have the same Plan Year and utilize the same testing methodology as described in Section 6.03(a) or 6.03(b) of the Plan.

(c)	In order for Compensation Reduction Contributions and Roth Contributions contributed to the Plan after the end of the Plan Year but on or before the end of the next Plan Year to be utilized for purposes of the Average Actual Deferral Percentage Test for the preceding Plan Year, the following requirements must be met:

(1)	The contributions must be allocated to the Participant’s Account for the previous Plan Year;

(2)	The allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date after the allocation date; and

(3)	The elective contributions are related to Compensation that either:

(A)	would have been received by the Employee in the Plan Year but for the Employee’s election to make a Compensation Reduction Contribution or Roth Contributions; or

(B)

is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to make a deferral, would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year.

(d)	If the Employer elects the testing methodology of Section 6.03(a)(1) or 6.03(a)(2), then the Employer may change to the testing methodology of Section 6.03(b)(1) or (2) only as described in IRS Reg. § 1.401(k) – 2(c).

(e)	The determination and treatment of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Section 6.05 — Action to Be Taken if Tests Are Not Satisfied

(a)	In the event the Sponsoring Employer determines that one of the tests set forth in Section 6.03 is not satisfied at the time of its review hereunder, it may require that one or more Participants adjust their Compensation Reduction Contribution Election and/or Roth Contribution Election as of the first pay period in the month next following receipt of the test results, in order that one of the tests set forth in Section 6.03(a) or (b) above is thereafter satisfied or, to the extent permitted by law, the Sponsoring Employer shall have the power and authority to return all or any part of the Compensation Reduction Contributions and/or Roth Contributions of one or more Participants in cash within seventy-five (75) days after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Contribution was made solely to the extent necessary to satisfy one of the tests set forth in Section 6.03(a) or (b).

(b)	If, at the end of the Plan Year, it has been determined that neither of the tests in Section 6.03(a) or (b) have been passed, the Sponsoring Employer shall distribute the Excess Contributions and income attributable thereto, in the following manner, so that one of the tests in Section 6.03(a) or (b) are passed:

(1)	First, the total dollar amount of Excess Contributions to be returned shall be calculated. The total dollar amount of Excess Contributions to be returned shall be the amount by which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage must be reduced to (A) enable the arrangement to satisfy one of the tests described in Section 6.03(a) or (b), or (B) cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This procedure shall be repeated until the Plan would satisfy one of the tests described in Section 6.03(a) or (b), and the total dollar amount of Excess Contributions to be returned shall be the cumulative amount of such reductions above.

(2)

Second, the total dollar amount of Excess Contributions shall be returned by reducing and returning the Compensation Reduction Contributions of the Highly Compensated Employees. For this purpose, the Compensation Reduction Contributions of the Highly Compensated Employee with the highest dollar amount of Compensation Reduction Contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s Compensation Reduction Contributions to equal the dollar amount of Compensation Reduction Contributions of the Highly Compensated Employee with the next highest dollar amount of Compensation Reduction Contribution. This dollar amount shall then be distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed would equal the total dollar amount of Excess Contributions, the lesser amount shall be distributed. This procedure shall be repeated until the total dollar amount of Excess Contributions as calculated in (1) above is distributed.

(c)	Excess Contributions that are to be distributed shall be reduced by any Excess Compensation Reduction Contributions previously distributed to such Highly Compensated Employee for the taxable year of the Highly Compensated Employee ending with or within such Plan Year.

(d)	The Excess Contributions that are to be distributed shall be adjusted for income or loss. The income allocable to such Excess Contributions shall be equal to the allocable gain or loss for the Plan Year.

The Plan may utilize any reasonable method for computing income allocable to Excess Contributions provided:

(1)	Such method does not violate Section 401(a)(4) of the Code;

(2)	Such method is used consistently for all Participants and for all corrective distributions under the Plan; and

(3)	Such method is utilized by the Plan for allocating income to Participant’s Accounts,

(e)	If Excess Contributions are returned to the Participant in accordance with this Section, the Participant shall immediately forfeit any Employer Matching Contribution that were made pursuant to Section 4.02(b) to match such returned Excess Contributions.

Section 6.06 — Average Contribution Percentage Test and Prior Plan Year Average Contribution Percentage

At such intervals as it shall deem proper, the Sponsoring Employer shall review each Participant’s Employee After-tax Contribution and the Employer Matching Contributions in order to determine that the sum of the Employee After-tax Contributions and the Employer Matching Contributions satisfy one of the tests as described in either (a) or (b), below, as of the last day of the Plan Year:

(a) (1)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

(2)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are eligible Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are eligible Non-highly Compensated

Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(b) (1)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Contribution Percentage multiplied by 1.25; or

(2)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Contribution Percentage multiplied by 2, provided that the Average Contribution Percentage for eligible Participants who are Highly Compensated Employees does not exceed the Prior Plan Year Average Contribution Percentage for Participants by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

Prior Plan Year Average Contribution Percentage shall mean the Average Contribution Percentage of Non-highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such Employees continue as Employees, Non-highly Compensated Employees or Participants in the applicable Plan Year.

Contribution Percentage shall mean the ratio (expressed as a percentage) of the sum of the Employee After-tax Contributions and Employer Matching Contributions under the Plan on behalf of the eligible Participant for the Plan Year to the eligible Participant’s Testing Compensation for the Plan Year.

Average Contribution Percentage shall mean the average (expressed as percentage) of the Contribution Percentages of the eligible Participants in a group.

For the 2006 through 2010 Plan Years, the Employer has satisfied the Average Contribution Percentage Test above using the current year method in (a) above. For future Plan Years, the Employer shall continue to use the current year method in (a) above, unless it elects to change to the prior year method in (b) above pursuant to IRS Reg. § 1.401(k) – 2(c).

Section 6.07 — Special Rules: Contribution Percentage

(a)	For purposes of this Article VI, the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee After-tax Contributions or to receive Employer Matching Contributions, allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(m) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Employee After-tax Contributions and Employer Matching Contributions were made under a single plan.

(b)	In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 6.07 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if such plans have the same Plan Year and utilize the same testing methodology as described in Sections 6.06(a) or (b) of the Plan.

(c)	For purposes of determining the Contribution Percentage, Employee After-tax Contributions are considered to be made in the Plan Year in which contributed to the Trust.

(d)	In order that an Employer Matching Contribution may be utilized for the Average Contribution Percentage Test, the following requirements must be met:

(1)	Such contribution is allocated to the Participant’s Account by the end of the Plan Year;

(2)	Such contribution is paid to the Trust no later than twelve (12) months after the close of the Plan Year; and

(3)	Such contribution is made on behalf of a Participant on account of the Participant’s Compensation Reduction Contributions or Employee After-tax Contribution for the Plan Year.

(e)	If the Employer elects the methodology of Section 6.06(a)(1) or (2), then the Employer may change to the testing methodology of Section 6.06(b)(1) or (2) as only described in IRS Reg. § 1.401(k) – 2(c).

(f)	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Section 6.08 — Excess Aggregate Contributions: Action to be Taken if Tests are Not Satisfied

(a)	In the event the Sponsoring Employer determines that one of the tests set forth in Section 6.06 is not satisfied at the time of its review hereunder, it may require that one or more Participants adjust their After-tax Contribution election as of the first pay period in the month next following receipt of the test results, in order that one of the tests set forth in Section 6.06(a) or (b) above is thereafter satisfied or, to the extent permitted by law, the Sponsoring Employer shall have the power and authority to return all or any part of the After-tax Contribution and Employer Matching Contributions of one or more Participants in cash within seventy-five (75) days after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Aggregate Contribution was made solely to the extent to satisfy one of the tests set forth in Section 6.06(a) or (b).

(b)	If at the end of the Plan Year, it has been determined that neither of the tests in Sections 6.06(a) or (b) have been passed, the Sponsoring Employer shall take the following actions. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto through the last day of the Plan Year, shall be forfeited, if forfeitable, or if not forfeitable, distributed in cash to Highly Compensated Employees so that one of the tests in 6.06(a) or (b) is passed.

(1)

First, the total dollar amount of Excess Aggregate Contributions to be returned shall be calculated. The total dollar amount of Excess Aggregate Contributions to be returned shall be the amount by which the Contribution Percentage of the Highly Compensated Employee with the highest contribution percentage must be reduced to (A) enable the arrangement to satisfy one of the tests described in Section 6.06(a) or (b), or (B) cause such Highly Compensated Employee’s Contribution Percentage to equal the ratio of the Highly Compensated Employee with the next highest Contribution

Percentage. This procedure shall be repeated until the Plan would satisfy one of the tests described in Section 6.06(a) or (b), and the total dollar amount of Excess Aggregate Contributions to be returned shall be the cumulative amount of such reductions above.

(2)	Second, the total dollar amount of Excess Aggregate Contributions calculated in accordance with (1) above shall be reduced by returning the Excess Aggregate Contributions of Highly Compensated Employees. For this purpose, the dollar allocations which relate to the Contribution Percentage of the Highly Compensated Employee with the highest dollar allocations which relate to the Contribution Percentage shall be reduced by the amount required to cause that Highly Compensated Employee’s dollar allocations which relate to the Contribution Percentage to equal the dollar amount of the Highly Compensated Employee with the highest dollar amount of allocation which relate to the Contribution Percentage. This dollar amount shall then be distributed to the Highly Compensated Employee with the highest dollar amount of allocations that relate to the Contribution Percentage. However, if a lesser reduction, when added to the total dollar amount already distributed, would equal the total dollar amount of Excess Aggregate Contributions, the lesser dollar amount shall be distributed. This procedure shall be repeated until the total dollar amount of Excess Aggregate Contribution is distributed.

(3)	Employee After-tax Contributions will be returned prior to Employer Matching Contributions.

(c)	Excess Aggregate Contributions that are to be distributed shall be reduced by any Excess Compensation Reduction Contributions previously distributed to such Highly Compensated Employee for the taxable year of the Highly Compensated Employee ending with or within such Plan Year.

The Excess Aggregate Contributions that are to be distributed shall be adjusted for income or loss. The income allocable to such Excess Aggregate Contributions shall be equal to the allocable gain or loss for the Plan Year.

The Plan may utilize any reasonable method for computing income allocable to Excess Aggregate Contributions provided:

(1)	Such method does not violate Section 401(a)(4) of the Code;

(2)	Such method is used consistently for all Participants and for all corrective distributions under the Plan; and

(3)	Such method is utilized by the Plan for allocating income to Participant’s Accounts,

Section 6.09 — Annual Addition Limitation

(a)	Notwithstanding any provisions of the Plan, the annual additions to which a Participant is entitled under the Plan shall not, in any Limitation Year, exceed the applicable limitations of Section 415 of the Code. Such Section is hereby incorporated by reference.

(b)	If the annual addition allocable under this Plan (but for this Section) would exceed the limitations of Section 415(f) of the Code, the annual additions under any other defined contribution plan shall be reduced prior to the reduction of any Annual Additions under this Plan.

(c)	Compensation for purposes of Section 415 of the Code shall mean Testing Compensation.

Article VII

Vesting

Section 7.01 — Compensation Reduction Contributions, Catch-up Contributions, Roth Contributions, Roth Catch-up Contributions, Employee After-tax Contributions and Qualified Employer Profit Sharing Contributions

A Participant shall at all times have a one hundred percent (100%) non-forfeitable interest in the value of his Account attributable to Compensation Reduction Contributions, Catch-up Contributions, Roth Contributions, Roth Catch-up Contributions, Employee After-tax Contributions and Qualified Employer Profit Sharing Contributions.

Section 7.02 — Employer Matching Contributions, Additional Employer Contributions and Employer Profit Sharing Contributions

(a)	A Participant shall have a non-forfeitable interest in the value of his Account attributable to Employer Matching Contributions, Additional Employer Contributions and Employer Profit Sharing Contributions made pursuant to Article IV in accordance with the following schedules based on Vesting Service:

(i)	New Participants who did not become a Participant in the Plan as a result of the spin out merger of the VNU 401(k) Savings Plan with this Plan:

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	0
3	100

(ii)	Participants who became Participants in the Plan as a result of the spin out merger with the VNU 401(k) Savings Plan with this Plan and who on December 31, 2002 participated in the Neilsen Media Research, Inc. Savings Plan, the ACNeilsen Corporation Savings Plan or first became a Participant in the VNU 401(k) Savings Plan after December 31, 2002:

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	0
3	100

(iii)	Participants who become Participants in the Plan as a result of the spin out merger with the VNU 401(k) Savings Plan who on December 31, 2002 participated in the VNU 401(k) Retirement Savings Plan. Business Media 401(k) Retirement Savings Plan, the SRDS Profit Sharing and Savings Plan, the National Research Group, Inc 401(k) Profit Sharing Plan and the ACNielsen BASES 401(k) Plan:

Years of Vesting Service	Non-Forfeitable Percentage
1	20
2	40
3	100

(iv)	A Participant will be Vested in his Additional Employer Contribution Account as follows:

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	0
3	100

(v)	A participant in the Radio & Records, Inc. Employee Savings and Retirement Plan who performed an Hour of Service after March 30, 2007 will be Vested in his Employer Matching Contributions, Additional Employer Contributions and Profit Sharing Contributions as follows:

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	25
3	100

(vi)	A participant in the NetRatings 401(k) Plan who performs an Hour of Service after June 21, 2007 will be Vested in his Employer Matching Contributions, Additional Employer Contributions and Profit Sharing Contributions as follows:

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	33
3	100

(vii)	A participant in the Pulp Free, Inc. Profit Sharing who performs an Hour of Service after June 3, 2007 will be Vested in his Additional Employer Contributions and Profit Sharing Contributions as follows:

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	20
3	100

(viii)	A participant in the Telephia, Inc. 401(k) Plan who performs an Hour of Service after August 8, 2007 will be Vested in his Employer Matching Contributions, Additional Employer Contributions and Profit Sharing Contributions as follows:

Years of Vesting Service	Non-Forfeitable Percentage
1	33
2	66
3	100

(ix)	A participant in the Cambridge Group, Inc.401(k) Profit Sharing Plan who performs an Hour of Service after March 28, 2009 will be 100% vested in his Account at all times.

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	20
3	100

(x)	A participant in the Intermedia Advertising Group 1 Profit Sharing Plan and Trust who performs an Hour of Service after March 15, 2008 will be vested in his Employer Matching Contributions, Additional Employer Contributions and Profit Sharing Contributions as follows:

Years of Vesting Service	Non-Forfeitable Percentage
1	0
2	20
3	100

If a Participant’s employment is terminated due to death or Disability he shall have a one hundred percent (100%) non-forfeitable interest in his entire Account. A Participant who dies while performing qualified military service as defined under USERRA will be treated as having died while an active Participant in the Plan.

(b)	If a Participant’s employment is terminated and he receives a distribution of his Vested interest, any portion of his Account in which the Participant does not have a non-forfeitable interest shall be forfeited, and the amount so forfeited shall be utilized to reduce Employer Matching Contributions or pay administrative expenses.

If such a Participant subsequently returns to employment prior to incurring five (5) consecutive One-Year Periods of Severance, the portion of his Account that was forfeited upon his earlier termination of employment shall be recredited to his

Account provided that the Participant repays (by the earlier of the completion of a period of five (5) consecutive one-year Periods of Severance, or five (5) years after the date on which the Participant is subsequently re-employed) the entire amount of his distribution attributable to his Employer Matching Contribution Account and Employer Profit Sharing Account balances to the Trustees. Such repayment shall be contributed to his Account as soon as practicable after repayment and the Participant shall be 100% vested in such amount. The portion of the Account that was forfeited shall be contributed to his Account by the Employer as soon as practicable immediately following the date on which payment is completed.

(d)	A Participant whose employment is terminated and who elects not to receive a distribution of his Vested interest shall be deemed to forfeit his unvested interest in his Account in the same manner as the preceding paragraph. However, if the Participant returns to employment prior to the completion of five (5) consecutive One-Year Periods of Severance, his forfeited interest shall be restored with earnings or losses.

Section 7.03 — Re-Employment After One-Year Period of Severance

A former Employee who incurred a One-Year Period of Severance, and who again becomes an Employee, shall have all prior Periods of Service (earned at the time of his earlier Severance from Service Date) credited to his behalf upon re-employment.

After five (5) consecutive One-Year Periods of Severance, a terminated Participant’s Vested Account balance attributable to Employer Matching Contributions and Employer Profit Sharing Contributions which are attributable to pre-break service shall not be increased as a result of post-break service.

Section 7.04 — Termination and Re-Employment Before a One-Year Period of Severance

If any terminated Participant shall be reemployed before a One-Year Period of Severance occurs, he shall continue to be eligible to participate in the Plan in the same manner as if termination had not occurred.

Article VIII

Distributions

Section 8.01 — Methods of Distribution

A lump sum is the sole distribution method under the Plan.

Section 8.02 — Valuation of Distribution

A Participant or Beneficiary whose Account value is $5,000 or less shall receive a lump sum distribution as soon as practicable after the Participant’s termination of employment. The distribution shall be valued as of the Valuation Date on which the Plan’s recordkeeper issues a check for the Participant’s or Beneficiary’s Account balance.

A Participant or Beneficiary whose Account value is greater than $1,000 but is not in excess of $5,000 shall receive a distribution in the form of a direct rollover to an individual retirement plan as designated by the Plan Administrator unless the Participant first elects an immediate lump sum distribution, or elects to have such distribution paid directly to an Eligible Retirement Plan as described in Section 16.10 of the Plan.

A Participant or Beneficiary, subject to Sections 8.04, 8.05 and 8.06, whose Account value is greater than $5,000 shall receive a distribution as soon as practicable after his request for such distribution. The distribution shall be valued as of the Valuation Date as soon as practicable prior to the date on which the Plan’s recordkeeper issues a check for the Participant’s or Beneficiary’s Account balance.

For purposes of determining the $5,000 threshold, the valuation of the Participant’s Rollover Contribution Account shall not be included.

Section 8.03 — Distributions After Death

If the distribution of a Participant’s interest has begun in accordance with a method selected in Section 8.01 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 8.01 as of his date of death.

If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his Account shall be distributed to his beneficiaries no later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death. However, the five-year distribution requirement shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary (provided there is a designated Beneficiary as of September 30 of the year following the year of the Participant’s death). In such event, such portion may be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than the end of the calendar year immediately following the calendar year in which the Participant died.

In the event the Participant’s spouse is his sole Beneficiary the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, the spouse may elect that such distribution must commence no later than December 31 of the calendar year immediately following the calendar year in which the Participant died or by December 31 of the calendar year in which the deceased Participant would have attained age seventy and one-half (70 1/2) if later. If the surviving spouse dies before the distributions to such spouse begin, then the five-year distribution requirement shall apply as if the spouse were the Participant.

Section 8.04 — Required Commencement of Benefits

Unless a Participant elects otherwise, distribution of a Participant’s Account shall begin no later than the sixtieth (60th) day after the later of the close of the Plan Year in which the following occurs:

(a)	the Participant attains his Normal Retirement Age;

(b)	the termination of the Participant’s service with the Employer;

(c)	the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(d)	the date on which the Participant submits a written application for benefits to the Sponsoring Employer.

For Participants who attain age seventy and one-half (70 1/2) on or after January 1, 1999, distributions must commence no later than April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (b) the calendar year in which the Participant retires. If a Participant is a five percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age seventy and one-half (70 1/2), distributions must commence pursuant to (a) above.

Notwithstanding any other provision of the Plan to the contrary, distributions from this Plan will be made in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder as may be amended from time to time including the incidental death benefit requirement of Section 401(a)(9)(G) of the Code, the provisions of which are hereby incorporated by reference. All distributions shall be made in accordance with Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-2 through 1.401(a)(9)-9. The provisions of Section 401(a)(9) shall override any Plan provision inconsistent with Section 401(a)(9) of the Code.

Section 8.05 — Distributions of Accounts Greater Than $5,000

Any distribution to a Participant who has an Account balance which exceeds $5,000 shall require such Participant’s consent if such distribution commences prior to the Participant’s Normal Retirement Age.

(a)	In order for the consent to be valid, the following must occur:

(1)	The Participant must receive a general description of the material features and a description of the consequences of the failure to defer receipt of benefits to a later date;

(2)	The notice, as described above, must be provided to the Participant no less than thirty (30) nor more than ninety (90) days before the Annuity Starting Date; and

(3)	Written consent cannot be made more than ninety (90) days before the Annuity Starting Date.

(b)	Notwithstanding the above, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice is required to be given, provided that:

(1)	The Plan Administrator clearly informs the Participant that the Participant has the right for a period of at least thirty (30) days after receiving the notice to consider the decisions of whether or not to elect a distribution; and

(2)	The Participant, after receiving the notice, affirmatively elects a distribution.

Section 8.06 — Alternate Payees Under Qualified Domestic Relations Orders

Notwithstanding anything in the Plan to the contrary, if a Domestic Relations Order directs the Plan to make a lump sum distribution to an alternate payee prior to the Participant’s earliest retirement age as defined in Section 414(p)(4) of the Code, as soon as practicable following acceptance of the Domestic Relations Order as a Qualified Domestic Relations Order by the Plan Administrator, the Plan shall comply with such QDRO.

Section 8.07 — Deemed Distributions

If a Participant’s employment is terminated and he does not have a Vested interest in his Section 7.02 Sub Accounts, a distribution in the amount of $0 shall be deemed to have been made by the Plan on the date of his termination of employment. If such Participant resumes employment with the Employer prior to incurring five (5) consecutive One-Year Periods of Severance, any amounts so forfeited shall be deemed repaid and his vesting service shall be restored upon his reemployment.

Article IX

Beneficiaries

Section 9.01 — Designation of Beneficiary

Each Participant, by making an Appropriate Request, may designate a Beneficiary to receive benefits under the Plan upon the Participant’s death. The spouse of a Married Participant shall automatically be his Beneficiary unless the Participant designates another Beneficiary pursuant to Section 9.02. The estate of a single Participant shall automatically be his Beneficiary unless the single Participant has designated a Beneficiary. A Participant may revoke or change such Beneficiary designation by making an Appropriate Request without the consent of the Beneficiary. However, a Married Participant shall change his Beneficiary designation only in accordance with Section 9.02.

If there is any doubt as to the right of any Beneficiary to receive any amount, the Employer may retain such amount until the rights to the amount are determined, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Employer nor the Trustees shall be liable for any interest on such amount, or shall be under any liability to any person in respect of such amount. In the event that such amount is retained by the Employer, the entire amount shall be invested in an Investment Fund selected by the Investment Committee pending resolution of the dispute.

Upon the earlier of a property settlement approved by a court of competent jurisdiction or a divorce decree, the Participant’s spouse will be deemed to have predeceased the Participant and any death benefits will go to the Participant’s secondary designated Beneficiary and if no secondary Beneficiary is designated, to the Participant’s estate, unless the Participant remarries. The former spouse shall again become the Participant’s Beneficiary if the Participant re-designates the former spouse as Beneficiary or if the Plan Administrator accepts a Qualified Domestic Relations Order as defined in Section 414(p) of the Code in which the former spouse is designated a surviving spouse for all or a portion of the Participant’s Account.

Section 9.02 — Change in Designation: Married Participant

In the case of a Married Participant, any designation of a Beneficiary or any revocation or change in Beneficiary under Section 9.01 which has the effect of designating a person as Beneficiary who is not such Married Participant’s spouse will not be valid unless the spouse consents in writing to such designation, revocation, or change.

The terms of such consent must acknowledge the effect of the consent and the consent must be witnessed by a notary public. The designation of a non-spouse Beneficiary must specify whether the spouse consents to a designation of a Beneficiary that can be changed without further consent on the part of the spouse or the spouse is only consenting to a designation of a specific Beneficiary that cannot be changed without the spouse’s consent. A consent that permits designations by the Participant without any requirements of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and the spouse voluntarily relinquishes said right. The provisions of this section shall not be applicable if the Employer is satisfied that the required consent cannot be obtained because the Participant does not have a spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

Any consent by a spouse, or the establishment that the consent of a spouse cannot be obtained, shall be effective only with respect to such spouse.

Article X

Withdrawals

Section 10.01 — Withdrawals from Compensation Reduction Contributions Account, Catch-up Contributions Account, Roth Contributions Account, Roth Catch-up Contributions Account and Qualified Employer Profit Sharing Contributions Account

A withdrawal cannot be made from the Compensation Reduction Contributions Account, Catch-up Contributions Account, Roth Contributions Account, Roth Catch-up Contributions Account or Qualified Employer Profit Sharing Contribution Account by a Participant or his Beneficiary prior to:

(a)	severance from employment by the Participant;

(b)	death of the Participant;

(c)	Disability of the Participant;

(d)	attainment of age 59 1/2 by the Participant;

(e)	financial hardship in the case of a Participant’s Compensation Reduction Contribution Account; or

(f)	termination of the Plan without establishment or maintenance of a successor defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) as defined in Treasury Regulations Section 1.401(k)-1(d)(3).

For purposes of (f) above, the distribution must be in the form of a lump sum as described in Section 401(k)(10)(B)(ii) of the Code.

Section 10.02 — Hardship Withdrawals: Compensation Reduction Contributions, Catch-up Contributions, Roth Contributions and Roth Catch-up Contributions

Upon making an Appropriate Request and subject to the approval of the Sponsoring Employer, a Participant may withdraw principal, as well as earnings solely allocated as of December 31, 1988, from his Compensation Reduction Contribution Account, and principal from his Catch-up Contribution Account, Roth Contribution Account and Roth Catch-up Contribution in order to meet a financial hardship. A financial hardship is one in which the Participant has an immediate and pressing need for funds. The following reasons qualify, until the Commissioner of the Internal Revenue Service publishes additional examples, as the only reasons for obtaining a hardship withdrawal:

(a)	Expenses for medical care described in Section 213(d) of the Code, previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant or amounts necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(b)	Purchase (excluding mortgage payments) of a principal residence of the Participant;

(c)	Tuition payment and related educational fees for the next twelve months of post secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code:

(d)	The need to prevent eviction of the Participant from his primary residence or the foreclosure of the mortgage on the Participant’s primary residence;

(e)	Funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code; and

(f)	Expenses for the repair of damage to the Participant’s primary residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

Prior to obtaining a hardship withdrawal, a Participant must:

(a)	Obtain all distributions, other than hardship withdrawals under this section, and all non-taxable loans currently available under all plans maintained by the Employer or Affiliated Employer;

(b)	Document that the distribution is not in excess of the immediate and pressing need for funds. Such need shall include all taxes and penalties attributable to the distribution; and

(c)	If married, obtain the consent of his spouse for any portion of his Account attributable to funds transferred to this Plan which are subject to Sections 401(a)(11) and 417 of the Code. Spousal consent must be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the withdrawal is made.

If a Participant obtains a hardship withdrawal, then the Participant’s Compensation Reduction Contribution, Catch-up Contributions, Roth Contributions, Roth Catch-up Contributions and any Employee After-tax Contributions under this Plan and any other qualified or nonqualified plans of deferred compensation of the Employer or Affiliated Employer will be suspended for six (6) months after the receipt of the hardship withdrawal.

A Participant may make a hardship withdrawal for medical care, tuition payments, and funeral expenses, (as more fully described above) which relates to his primary Beneficiary in the same manner as a hardship withdrawal for a spouse or dependant. Such hardship withdrawals shall satisfy all requirements under this Section.

The Sponsoring Employer shall approve or disapprove hardship withdrawals under this section on a non-discriminatory basis, according to standards which are uniformly and consistently applied.

Section 10.03 — Hardship Withdrawals: Other Accounts

Upon making an Appropriate Request to the Sponsoring Employer, a Participant may make a withdrawal from his Employer Matching Contribution Account, Additional Employer Contribution Account and/or his Employer Profit Sharing Account. The amount of the withdrawal cannot exceed his Vested interest in those Accounts and can be made only in order to meet a financial hardship. Financial hardship shall be defined in the same manner as in Section 10.02. The amount of the withdrawal cannot exceed the amount of the financial hardship.

If a Participant makes a hardship withdrawal pursuant to the above paragraph, he will be suspended from making a Compensation Reduction Contribution, Catch-up Contributions, Roth Contributions and Roth Catch-up Contributions in this Plan or any plan of an Affiliated Employer for six (6) months after the receipt of the hardship withdrawal.

Any such financial hardship must be indicated by reliable evidence submitted to the Sponsoring Employer which shall approve or disapprove withdrawals under this Section 10.03 on a non-discriminatory basis, according to standards which are uniformly and consistently applied.

Section 10.04 — Withdrawals: Participant’s Rollover Account

Upon making an Appropriate Request to the Sponsoring Employer, a Participant may elect to make a withdrawal of all or part of his Participant’s Rollover Account at any time.

Section 10.05 — Withdrawals: Employee After-tax Contributions

(a)	At any time a Participant by an Appropriate Request may request a distribution of all or part of any Employee After-tax Contributions and the earnings thereon. Such distribution will be made as soon as practicable after receipt of the Appropriate Request.

(b)	The Plan shall maintain separate contracts for purposes of Section 72(e)(8) of the Code. Separate contract (1) shall be comprised of the Employee After-tax Contributions made after December 31, 1986 and earnings thereon. Separate contract (2) shall be comprised of the Employee After-tax Contributions made before January 1, 1987 and earnings thereon and all other Sub Accounts. Any withdrawal or distribution hereunder shall be charged against the separate contracts in the following order.

(1)	from separate contract (2), the Employee’s After-tax Contributions made before January 1, 1987, up to the amount of such contributions;

(2)	From separate contract (1), the Employee’s After-tax Contributions made after December 31, 1986 up to the full value of such contract, including earnings; and

(3)	From separate contract (2), any investment earnings in the contract attributable to the Employee’s After-tax Contributions made before 1987 and all other Sub Accounts comprising separate contract (2).

Section 10.06 — Withdrawals from Employer Contributions Withdrawal Account

An Employee who was a Participant in the ACNielsen Corporation Savings Plan or the Nielsen Media Research, Inc. Savings Plan on December 31, 2002, may at any time by an Appropriate Request, request a distribution of all or part of any portion of his Vested Employer Contribution Withdrawal Account which had been invested in the Plan or a plan merged with this Plan for more than twenty-four (24) months prior to the date of the Appropriate Request.

Section 10.07 — Attainment of Age 59 1/2 by Participant

At any time on or after attainment of age 59 1/2 a Participant may, by an Appropriate Request, request a distribution of all or part of his Vested Account balance. Such distribution will be made as soon as practicable after receipt of the Appropriate Request.

Section 10.08 — Withdrawal of ITT Transfer Contributions

A Participant may, by an Appropriate Request, at any time request a distribution of all or part of his Account attributable to ITT Transfer Contributions. Such distributions will be made as soon as practicable after receipt of the Appropriate Request.

Section 10.09 — Distributions for Military Reservists

A Participant who is a military reservist who was called to active duty after September 11, 2001 may elect to make a “qualified reservist distribution” in accordance with Section 401(k)(2)(B)(i)(V) of the Code.

A Participant who is receiving differential pay and who is on active duty for more than thirty (30) days may request a distribution at any time prior to the completion of his active duty. This distribution shall be known as a “HEART” distribution. The distribution shall be limited to Compensation Reduction Contributions, Catch-up Contributions, Roth Contributions and Roth Catch-up Contributions. No earning shall be distributed. Upon making a HEART distribution, the Participant will be suspended from making contributions to the Plan for six (6) months.

A Participant who is eligible for a qualified reservist distribution and a HEART distribution shall be deemed to have first elected to make a qualified reservist distribution.

Article XI

Rollovers

Section 11.01 — Rollover Contributions

The Plan will accept Rollover Contributions on behalf of Employees, subject to the following regulations:

(a)	The Employee must provide satisfactory documentation to the Sponsoring Employer that the Rollover Contribution is made from a Qualified Plan;

(b)	The Rollover Contribution must be in cash;

(c)	The Rollover Contribution will be credited to a separate book account which shall be called the Participant’s Rollover Contribution Account:

(1)	The Employee will always be 100% vested in his Participant’s Rollover Contribution Account; and

(2)	The Employee shall direct the investment of such account pursuant to Article V.

(e)	The following Rollover Contributions will be accepted:

(i)	The Plan will accept a direct rollover of an eligible rollover distribution as described in Section 402(f)(2) of the Code from:

(A)	A qualified plan described in Sections 401(a) or 403(a) of the Code including after-tax contributions;

(B)	An annuity contract described in Section 403(b) of the Code excluding after-tax contributions; and

(C)	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(ii)	The Plan will accept an Employee rollover contribution of an eligible rollover distribution as described in Section 402(f)(2) of the Code from;

(A)	A qualified plan described in Sections 401(a) or 403(a) of the Code;

(B)	An annuity contract as described in Section 403(b) of the Code; and

(C)	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iii)	The Plan will accept an Employee rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income as described in Section 408(d)(3)(A)(ii) of the Code.

(f)	Notwithstanding the above, the Plan will accept a rollover contribution from a Roth Contribution Account or Roth Catch-up Contribution Account only if it is a direct rollover from another Roth Contribution Account or Roth Catch-up Contribution Account and only when it is permitted under the rules of Section 402(c) of the Code. Such rollover will be subject to a separate accounting.

(g)	For purposes of this Article, the following regulations apply:

(i)	An Employee rollover contribution pursuant to (d)(ii) and (d)(iii) must be made by the Employee within sixty (60) days from the date of distribution unless the Internal Revenue Service waives such period for hardship.

(ii)	For purposes of (d)(i)(A), the Plan shall separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not.

Section 11.02 — Mistaken Rollovers

If it is determined that a Participant’s Rollover Contribution did not qualify under the Code for a tax free rollover, then as soon as reasonably possible the balance in the Participant’s Rollover Account shall be:

(a)	Segregated from all other Plan assets;

(b)	Treated as non-qualified trust established by and for the benefit of the Participant; and

(c)	Distributed to the Participant.

Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.

Article XII

Loans

Section 12.01 — Availability of Loans

An active Participant or an inactive Participant who is a party in interest as defined in Section 3(14) of ERISA may request a loan from the Sponsoring Employer. Only two loans shall be permitted to be outstanding at any one time. Loans shall be available at any time by making an Appropriate Request to the Sponsoring Employer. The loan will be available as soon as practicable after receipt of an Appropriate Request.

Section 12.02 — General Requirements

(a)	Loans shall be made available to all eligible Participants on a reasonably equivalent basis.

(b)	Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

(c)	Loans must be adequately secured and bear a reasonable interest rate.

Section 12.03 — Specific Requirements

(a)	The minimum loan shall be $1,000. The maximum loan (inclusive of the balance of all outstanding loans under the Plan) shall not exceed the lesser of:

(1)	one-half ( 1/2) of the nonforfeitable portion of the Participant’s Account; or

(2)	$50,000 reduced by the excess (if any) of:

(A)	the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made; over

(B)	the outstanding balance of loans from the Plan on the date on which such loan was made.

For the purpose of the above limitation, all loans from all plans sponsored by the Employer and any Affiliated Employer shall be considered.

A loan that is deemed distributed under Section 72(p) of the Code and any interest accruing thereunder shall be treated as outstanding under this Section and also Section 12.01 unless repaid in cash or by loan offset.

(b)	For purposes of the two outstanding loan maximum, one must be a regular purpose loan and one must be for a home.

(c)	Loans shall be available from all Sub Accounts. For purposes of determining the maximum amount of loan, the Participant’s Account balance will be valued as of the latest valuation date.

Section 12.04 — Collateral, Interest and Repayment

(a)	Loans shall be made available to all eligible Participants on a reasonably equivalent basis; provided however, that the Sponsoring Employer shall retain the power to approve or decline a loan and may make reasonable distinctions based upon credit worthiness, other obligations of the Participant, state laws affecting payroll deductions, the validity of the documentation of loans for principal residences, and any other factors that may adversely affect the Employer’s ability to deduct loan repayments from a Participant’s income.

(b)	Each loan shall be made against collateral. Such collateral will be the assignment of not more than fifty percent (50%) of the borrower’s Vested right, title and interest in his Account, supported by the borrower’s collateral promissory note for the amount of the loan, including interest.

(c)	Any loan to an active Participant by its terms must be required to be repaid through payroll deduction (principal and interest to be amortized in level payments) or such other means as determined by the Sponsoring Employer over a period of one (1) year, two (2) years, three (3) years, four (4) years or five (5) years, as selected by the Participant, unless the loan is used to acquire or construct any dwelling unit which is to be used (within a reasonable time after the loan is made) as the principal residence of the Participant, in which case the loan may not exceed thirty years.

The same regulations shall apply to a loan made to an inactive party in interest except instead of payroll deduction, the payments shall be due monthly. The Sponsoring Employer may reduce or refuse a requested loan where it determines that timely repayment of the loan is not assured. The Sponsoring Employer may utilize different terms and conditions when granting loans to an inactive party in interest. The terms and conditions shall be based on the same factors a commercial lending institution would make use of in a similar situation.

(d)	The loan shall bear interest at one percent (1%) over the prime rate as calculated by Reuters as of the last day of the month preceding the month in which the paperwork for the loan is mailed to the Participant by the Plan’s recordkeeper. The interest rate at inception of the loan shall remain in effect for the duration of the loan.

(e)	A loan to a Participant shall be considered an asset of such Participant’s Account.

(f)	Loan funds shall be first taken pro rata from all Sub Accounts and repaid in accordance with a Participant’s investment direction for Compensation Reduction Contributions or if no Compensation Reduction Contributions, Employee After-tax Contributions.

(g)	Any outstanding loan may be repaid by the Participant in full at any time.

(h)	In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan. A default shall occur if any payment is not made by the last day of the calendar quarter following the calendar quarter in which the payment was due or if the borrower files for relief under the United States Bankruptcy Code. Except for purposes of Section 12.03 of the Plan, upon default the loan interest on the outstanding balance will cease to accrue.

(i)	Upon an active Participant’s separation from employment, whether by reason of retirement, death, Disability or other termination of employment, or in the case of an inactive party in interest, upon the instance of a distributable event, any outstanding loan balance shall be immediately due and payable and shall be satisfied out of the Participant’s Account prior to distribution unless satisfied by payment in full prior to such distribution or the Participant’s election to utilize a coupon book for repayment. If a Participant utilizes a coupon book, a default shall occur in the same circumstances as (h) above.

(j)	If a Participant who has an outstanding loan incurs a leave of absence, the Participant must make loan repayments through utilization of a coupon book during the leave of absence.

(k)	Loans shall be subject to such further rules and regulations as the Sponsoring Employer shall from time to time prescribe.

Article XIII

Amendment, Termination or Merger

Section 13.01 — Amendment of Plan

By action of the Board of the Sponsoring Employer (or as otherwise permitted under duly adopted resolutions by the Board), the Sponsoring Employer shall have the right to amend this Plan in any and all respects at any time and from time to time; provided, however: (a) that no amendment shall deprive any Participant of any of the accrued Vested benefits to which he is entitled under this Plan; (b) that no amendment shall provide for the use of funds or assets held by the Plan other than for the benefit of Participants and their Beneficiaries and no funds held by the Plan shall ever revert to or be used or enjoyed by the Employer prior to the satisfaction of all liabilities hereunder to its Participants and their beneficiaries; (c) that no amendment may change the vesting schedule with respect to the future accrual of benefits for any Participant unless each Participant with three (3) or more years of Vesting Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his Vested benefit; and (d) any merger or consolidation with, or transfer of assets or liabilities to, any other plan will be valid only if each Participant in the Plan would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Section 13.02 — Termination of Plan

The Sponsoring Employer reserves the right to terminate or permanently discontinue contributions under this Plan at any time on behalf of itself and/or any Employer.

In the event of termination of the Plan or a partial termination of the Plan or a complete discontinuance of contributions, the Accounts of affected Participants shall become 100% Vested and shall not thereafter be subject to forfeiture.

Section 13.03 — Merger, Consolidation or Transfer

The merger or consolidation with, or transfer of the allocable portion of the assets and liabilities of the Plan to any other qualified retirement plan trust shall be permitted in the sole discretion of the Sponsoring Employer. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

Article XIV

Top Heavy Provisions

Section 14.01 — Applicability of Top Heavy Provisions

The provisions of this Section shall supersede other related Plan sections should this Plan become a Top Heavy Plan.

Section 14.02 — Definitions

(a)	This Plan is a Top Heavy Plan for any year in which, as of the Determination Date as defined in (e) below, if either: (i) the present value of the cumulative accrued benefits of Key Employees as defined in (f) below exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the Plan of all Employees, excluding the accrued benefits of Participants who have not performed any service for the Employer during the preceding one (1) year; or (ii) the Plan is part of a Top Heavy Group. The ratio in (i) shall be computed in accordance with Section 416 of the Code and the regulations thereunder.

In the case of a defined benefit plan, the present value of the cumulative accrued benefit for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

(b)	A Top Heavy Group is an Aggregation Group under which, when taken as a whole, the sum of the present value of cumulative accrued benefits for Key Employees under all defined benefit plans in the group, and the aggregate of the accounts of Key Employees under all defined contribution plans in the group, exceeds sixty percent (60%) of a similar sum determined for all Employees.

(c)	An Aggregation Group consists of:

(1)	each plan of the Employer in which a Key Employee is a participant or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether or not the Plan has been terminated); and

(2)	each other plan of the Employer which enables any plan described in clause (1) to meet the nondiscrimination or participation requirements of Sections 401(a)(4) or 410 of the Code.

The Employer may treat any plan not required to be included in an Aggregation Group under clause (1) as being part of such group if such group would continue to meet the nondiscrimination and participation requirements of Sections 401(a)(4) or 410 of the Code with such plan being taken into account. If the Aggregation Group continues to be Top Heavy, no plan which was included in the Aggregation Group on a voluntary basis will be deemed to be Top Heavy.

(d)

The aggregate of the Accounts of all Employees shall be determined as of the most recent valuation date which is within a twelve (12) month period ending on the Determination Date. For purposes of determining the amount of the Account of any Employee (or the present value of cumulative accrued benefits), such amount (or present value) shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the one (1) year period ending on the

Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting five (5) year period for one (1) year period.

(e)	The Determination Date is that date on which the plan status is determined to be Top Heavy or not Top Heavy. Such date shall be, with respect to any Plan Year: (1) the last day of the preceding Plan Year; or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(h)	A Key Employee is any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(1)	an officer of the Employer having Annual Compensation greater than one hundred thirty thousand dollars ($130,000) (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

(2)	a five percent owner (5%) of the Employer; or

(3)	a one percent owner of the Employer having Annual Compensation of more than one hundred fifty thousand dollars ($150,000).

For purposes of (1), no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For this purpose, the rules of Section 414(b), (c), (m) and (o) of the Code shall apply, and Employees described in Section 414(q)(5) of the Code shall be excluded.

For purposes of (1) and (3), Annual Compensation means compensation, within the meaning of Section 415(c)(3) of the Code.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and applicable regulations and other guidance of general applicability issued thereunder.

(g)	A Non-Key Employee is any Employee (or Beneficiary upon the Employee’s death) who is not a Key Employee.

Section 14.03 — Minimum Benefit Requirements

(a)	Except as provided in (b) and (c) of this Section 14.03, for any Plan Year for which this Plan is a Top Heavy Plan the Employer shall contribute a “minimum amount” to the Account of each Employee who is eligible to participate in this Plan (regardless of whether the Employee actually participates) and who has not separated from service at the end of such Plan Year. For purposes of this Section 14.03, the “minimum amount” is equal to a percent of the Employee’s Compensation, such percent being equal to the lesser of three percent (3%) and the highest percent contributed on behalf of a Key Employee for such Plan Year. If the highest percent contributed on behalf of a Key Employee is less than three percent (3%), amounts contributed by the Key Employee under a salary reduction agreement shall be included in determining the calculation of the contribution made on behalf of the Key Employee.

(b)	If the Employer sponsors a defined benefit plan in addition to this Plan and if any Employee is a participant in both plans, and if both plans are Top Heavy Plans, the minimum benefit required by law (five percent (5%) of the Employee’s Compensation) will be provided in the defined contribution plan and will not be provided in the defined benefit plan.

(c)	Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(d)	For purposes of providing the minimum benefit under Section 416 of the Code, a Non-Key Employee who is a Participant and is employed on the last day of the Plan Year shall be eligible for the minimum benefit regardless of whether or not he has completed 1,000 Hours of Service or whether or not he has declined to make a mandatory contribution to the Plan.

(e)	Compensation is the Participant’s 415(c)(3) compensation.

Section 14.04 — General

(a)	Except to the extent provided in regulations, any rollover contribution (or similar transfer) initiated by the Employee to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Group).

(b)	If any individual is a Non-Key Employee with respect to any plan for any plan year, but such individual was a Key Employee with respect to such plan for any prior plan year, the account of such Employee (and any accrued benefit for such Employee, if applicable) shall not be taken into account.

(c)	The minimum benefit and accelerated vesting requirements heretofore mentioned shall not apply with respect to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer or Employers.

Section 14.05 — Accelerated Vesting

If the Plan is a Top Heavy plan in a Plan Year, a Non-Key Employee who is credited with an Hour of Service in such Plan Year shall have the nonforfeitable percentage of his account derived from Employer Matching Contributions and Employer Profit Sharing Contributions, as provided in Section 7.02(a), for such Plan Year determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentages
0	0%
1	20%
2	40%
3	100%

(a)	A Participant’s Vesting Percentages shall not be less than that determined as of the last day of the Plan Year in which the Plan was a Top Heavy plan.

(b)	If the Plan ceases to be Top Heavy, each Participant with three (3) or more years of Vesting Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top Heavy) shall have his Vested Percentages determined in accordance with the schedule contained in this Section 14.05. In no event, however, will the resulting Vesting Percentage be less than determined on the day the Plan ceased to be Top Heavy.

Article XV

Administration of the Plan

Section 15.01 — Authority

TNC (US) Holdings, Inc. shall be designated as the “Plan Sponsor” and also the “Plan Administrator” as those terms are defined in ERISA, as amended from time to time. The Plan Administrator shall have full power, discretion and authority to administer the Plan and to construe and apply all of its provisions on behalf of the Employers. The Plan Administrator shall be the “Named Fiduciary” as defined in ERISA. Specific duties may be delegated to other fiduciaries, including any committee of the Sponsoring Employer. The Named Fiduciary and any other Plan fiduciaries shall direct their duties with respect to the Plan (a) solely in the interest of the Plan’s Participants and Beneficiaries and (b) for the exclusive purpose of providing benefits to the Plan’s Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Any action on matters within the discretion of the Plan Administrator (or its delegees) will be conclusive, final and binding upon all Participants in the Plan and upon all persons claiming any rights, including Beneficiaries.

Section 15.02 — Expenses of the Plan

Subject to applicable law, the compensation or fees of consultants, actuaries, accountants, counsel and other specialists and any other costs of administering the Plan or Trust shall be paid by the Trust as permitted under ERISA unless, at the discretion of the Sponsoring Employer, paid by the Sponsoring Employer.

Section 15.03 — Plan Administrator

The Plan Administrator shall have the absolute power, authority and discretion to administer and interpret the Plan and to adopt such rules and regulations as in the opinion of the Sponsoring Employer are necessary or advisable to implement, administer, and interpret the Plan, or to transact its business. Such rules and regulations as are adopted by the Sponsoring Employer shall be binding upon any persons having an interest in or under the Plan.

Section 15.04 — Claims Procedure

The Nielsen Appeals Committee shall receive all applications for benefits. Upon receipt by the Nielsen Appeals Committee of such an application, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. Upon request, the Nielsen Appeals Committee will afford the applicant the right of a hearing with respect to any finding of fact or determination. The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

(a)	the specific reason or reasons for the denial;

(b)	specific references to the pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary;

(d)	an explanation of the Plan’s claim review procedures; and

(e)	a statement of the applicant’s right to bring civil action under ERISA.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant, at the applicant’s sole expense, may appeal the denial to the Nielsen Appeals Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant may:

(f)	request in writing that the Nielsen Appeals Committee review the denial;

(g)	review all relevant documents, records, and other information relevant to the claim; and

(h)	submit issues and comments in writing.

The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period which explains the reasons for the extension and the date a decision is expected. The decision on review shall be written in a manner calculated to be understood by the applicant, and shall include:

(i)	specific references to the pertinent Plan provisions on which such denial is based;

(j)	a statement that applicants can receive free of charge copies of all documents, records, and other information relevant to the claim;

(k)	a statement describing the applicant’s right to bring civil action under ERISA; and

(l)	a description of voluntary appeals procedures, if any, offered by the Plan.

If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

The Nielsen Appeals Committee shall have the full power, discretion and authority to adjudicate claims under the Plan. Any action on matters within the discretion of the Nielsen Appeals Committee will be conclusive, final and binding upon all Participants, Beneficiaries and alternate payees.

Prior to filing a law suit, a Participant, a Beneficiary or an alternate payee must exhaust all administrative remedies under the Plan. Any lawsuit must be filed within one year of the Nielsen Appeals Committee’s denial of the claim.

Section 15.05 — Indemnification

The Sponsoring Employer shall indemnify any committee (including its delegees) and its members for any claim against it or them for any action or omission taken or failed to be taken in good faith and without gross negligence in connection with their duties with respect to the Plan. The Sponsoring Employer may purchase fiduciary insurance to protect any committee (including delegees) and its members, but the Sponsoring Employer’s obligation to indemnify hereunder shall not be limited by such insurance policy.

Section 15.06 — Trust Fund

All assets of the Plan shall be held in Trust.

Article XVI

Miscellaneous Provisions

Section 16.01 — Employees’ Plan

This Plan is created for the exclusive benefit of the Employees of the Employer and shall be interpreted in a manner consistent with its being an Employees’ plan as defined in Section 401(a) of the Code. Subject to Section 4.08, no funds contributed to this Plan nor any assets of this Plan shall ever revert to or be used or enjoyed by the Employer, nor shall any such funds or assets ever be used other than for the exclusive benefit of Employees of the Employer and their Beneficiaries.

Section 16.02 — Additional Limitations on Liability

Neither the Sponsoring Employer nor any Employer, Employee or affiliate thereof in any way guarantees this Plan against loss or depreciation, nor do they guarantee the payment of any benefit which may become due hereunder to any present or former Participant.

Section 16.03 — General Undertaking

All persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

Section 16.04 — Assignment of Benefits

No Employee shall have the right to assign, alienate, transfer, encumber, or otherwise subject to lien any of the benefits provided under the Plan, and the right of any Participant, Former Participant, Employee, or Beneficiary to any benefit or to any payment hereunder or to any separate account shall not be subject to alienation, transfer, assignment, or encumbrance or otherwise subject to lien, except to the extent provided for by: (a) a Qualified Domestic Relations Order as defined in Section 414(p) of the Code; or (b) by Sections 401(a)(13)(C) or (D) of the Code.

Section 16.05 — Right to Employment

Nothing contained in the Plan or any modification hereof, or the creation of any fund or account for the payment of any benefit, shall be construed to give any Employee, Participant or Beneficiary any right to employment or continued employment with the Employer which he would not have had, had the Plan not been created.

Section 16.06 — Governing Law

The Plan shall be construed, administered and enforced in accordance with the laws of the State of New York other than such laws as are preempted by ERISA or other Federal law.

Section 16.07 — Masculine, Feminine, Singular and Plural

The masculine shall include the feminine and the singular shall include the plural and the plural the singular wherever the person or entity or context shall plainly so require.

Section 16.08 — Withholding Taxes

The Sponsoring Employer may make any appropriate arrangements to deduct from all amounts payable under the Plan any taxes required to be withheld by any government or government agency. Each Participant and/or Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

Section 16.09 — Prevention of Escheat

If the Trustee is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be treated as forfeited three (3) years after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively no later than sixty (60) days after the date on which the Participant or person is identified or located.

Section 16.10 — Direct Rollovers of Eligible Distributions

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Sponsoring Employer, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	For purposes of this Section, the following definitions apply:

(1)

Eligible Rollover Distribution — An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently that annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary; any hardship distribution; a distribution for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code. A portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after tax contributions which were not includable in gross income. However, such portion may only be paid to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, a Roth individual retirement account described in Section 408A of the Code or a qualified defined contribution Plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not includable. Effective January 1, 2007, the portion consisting of after-tax contributions may also be transferred directly to a qualified defined benefit plan as defined in Section 414(j) of the Code or a plan described in Section 403(b) of the Code, both of which must agree to separately account for amounts so transferred as described above.

(2)

Eligible Retirement Plan — An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth individual account described in Section 408(A) of the Code an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan and which accepts the

Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to non-spouse Beneficiary of an Employee or former Employee but only if it is a direct transfer to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code or a Roth individual retirement account described in Section 408A of the Code and such individual retirement account, individual retirement annuity or Roth individual retirement account is treated as an inherited individual retirement account or inherited individual retirement annuity under Section 408(d)(3)(C) of the Code.

(3)	Distributee — A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse. A Distributee shall also include a non-spouse Beneficiary of an Employee or former Employee, but only to the extent provided in (2) above.

(4)	Direct Rollover — A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(5)	Rollover of Roth Contributions and Roth Catch-up Contributions — Notwithstanding the above, a direct distribution from a Participant’s Roth Contribution Account or Roth Catch-up Contributions Account shall only be made to another Roth elective deferral account under a qualified trust described in Section 401(a) of the Code, an annuity plan described in Section 403(b) of the Code or an individual retirement account under Section 408A of the Code, but only to the extent permitted under Section 402(c) of the Code.

Section 16.11 — USERRA and HEART

Notwithstanding any provision of this Plan to the contrary, service credits and contributions with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

With respect to optional provision of USERRA and HEART, unless specified to the contrary, the Plan shall only follow the mandatory provisions of such acts.

IN WITNESS WHEREOF, TNC (US) Holdings, Inc. has caused this document to be executed by its officer effective as of the 20th day of December, 2010.

TNC (US) Holdings, Inc.

By:	/s/ THOMAS S. KUCINSKI
Name: Thomas S. Kucinski
Title: SVP – Global Compensation and Benefits